UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a‑12

ADVANTAGE SOLUTIONS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

Advantage Solutions Inc.
8001 Forsyth Boulevard
Suite 1025
Clayton, Missouri 63105

Dear Stockholder:

You are invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Advantage Solutions Inc. (“Advantage,” the “Company,”, “we” or “our”), which will be held on May 28, 2025 at 12:00 pm Central Time as a virtual meeting. The Annual Meeting will be held in a virtual meeting format only. You will be able to attend the meeting, vote and submit your questions via the Internet by visiting www.proxydocs.com/ADV and entering the control number included on your proxy card. You will not be able to attend the virtual Annual Meeting physically in person.

Attached to this letter are a Notice of Annual Meeting of Stockholders and proxy statement, which describe the business to be conducted at the Annual Meeting.

YOUR VOTE IS IMPORTANT TO US. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting, we urge you to promptly submit your vote via the Internet, telephone or mail.

On behalf of the board of directors and management, I would like to express our appreciation for your continued support.

Very truly yours,

David Peacock
Chief Executive Officer
April 24, 2025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF ADVANTAGE SOLUTIONS INC.

Date and Time:	May 28, 2025 at 12:00 pm Central Time.
Place:

The Annual Meeting will be held as a virtual meeting via live webcast on the Internet. Because the meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the meeting in person. You will be able to attend the Annual Meeting, vote and submit your questions on the day of the meeting via the Internet by visiting www.proxydocs.com/ADV and entering the control number included on your proxy card.

Items of Business:
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To elect five Class II directors from the nominees described in the proxy statement;
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To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
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To approve, on an advisory (non‑binding) basis, the compensation of the Company’s named executive officers; and
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To transact other business that may properly come before the Annual Meeting, or any adjournments or postponements thereof.

Record Date:

The board of directors set April 4, 2025 as the record date for the Annual Meeting (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Voting:

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. You can vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card or voting instruction card if you requested paper proxy materials. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Our annual report on Form 10‑K for the year ended December 31, 2024 and the 2025 Proxy Statement are available free of charge at: www.proxydocs.com/ADV.

By order of the board of directors,

Bryce Robinson
Chief Legal Officer and Corporate Secretary
April 24, 2025

GENERAL INFORMATION
The Annual Meeting

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Advantage Solutions Inc. (“Advantage,” the “Company,” “we,” “us” and “our”) will take place on May 28, 2025 at 12:00 pm Central Time.

This year’s annual meeting will be a completely virtual meeting of stockholders through an audio webcast live over the Internet. There will be no physical meeting location. The meeting will only be conducted via an audio webcast. Please go to www.proxydocs.com/ADV for instructions on how to attend and participate in the Annual Meeting. Any stockholder may attend and listen live to the webcast of the Annual Meeting over the Internet at such website. Stockholders as of the Record Date may vote and submit questions while attending the Annual Meeting via the Internet by following the instructions listed on your proxy card. The webcast starts at 12:00 pm Central Time, on May 28, 2025. We encourage you to access the meeting prior to the start time.

You may vote by telephone, over the Internet or by completing, signing, dating and returning your proxy card as soon as possible in the enclosed postage prepaid envelope.

Voting Rights

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the “stockholder of record,” with respect to those shares. The proxy materials will be sent to you by mail directly by us. As a stockholder of record, you may vote virtually at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote on the Internet or by phone or mail as instructed in the proxy card to ensure your vote is counted.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. Your brokerage firm, bank, or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares. As a beneficial owner of shares, you are also invited to attend the Annual Meeting virtually. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank, or other agent.

Only holders of the Company’s Class A common stock (“Class A common stock”), as recorded in our stock register at the close of business on April 4, 2025, may vote at the annual meeting. On April 4, 2025, there were 323,370,226 shares of Class A common stock issued and outstanding. As of the date of this proxy statement, the Company has not issued any shares of its preferred stock. Each share of Class A common stock is entitled to one vote per share on any matter submitted to a vote of our stockholders.

Items of Business

There are three matters scheduled for a vote:

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Proposal 1: To elect five Class II directors from the nominees described in this proxy statement;
•
Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2025; and
•
Proposal 3: To approve, on an advisory (non‑binding) basis, the compensation of the Company’s named executive officers.

Aside from the election of directors, the ratification of the selection of our independent registered public accounting firm and the advisory vote on the compensation of the Company’s named executive officers, the Company’s board of directors (“board of directors” or the “Board”) knows of no matters to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons appointed as proxies.

Voting Recommendation of the Board

The Board recommends that you vote your shares:

•
“For” the election of the five nominees described in the proxy statement as Class II directors;
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“For” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2025; and
•
“For” the approval, on an advisory (non‑binding) basis, of the compensation of the Company’s named executive officers.
How to Vote

You may vote “For” or “Withhold” with respect to each nominee to the Board. For Proposals 2 and 3, you may vote “For,” “Against” or abstain from voting. The procedures for voting are outlined below.

If you are a stockholder of record as of the Record Date, you may vote during the Annual Meeting by (i) attending the Annual Meeting virtually and following the instructions posted at www.proxydocs.com/ADV, or (ii) by proxy (x) over the Internet at www.proxypush.com/ADV, (y) by phone by calling 1‑844‑325‑1107 or (z) by signing and returning the proxy card in the enclosed envelope. Whichever method you use, giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. If you submit a proxy but do not specify how to vote, the Company representatives named in the proxy will vote your shares in favor of the director nominees identified in this proxy statement and for Proposals 2 and 3.

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting virtually and vote during the Annual Meeting if you have already voted by proxy.

If you are a beneficial owner and hold shares through another party, such as a bank or brokerage firm, you may receive material from them asking how you want to vote. Simply follow the instructions to ensure that your vote is counted. To vote virtually at the Annual Meeting you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with the notice, or contact your broker, bank, or other agent.

You may receive more than one set of proxy materials depending on how you hold your shares. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Revoking a Proxy

A stockholder of record may revoke any proxy which is not irrevocable by submitting a new proxy bearing a later date, by voting by telephone or over the Internet, or by delivering to the Corporate Secretary of the Company a revocation of the proxy in writing so that it is received by the Company prior to the Annual Meeting at 8001 Forsyth Boulevard, Suite 1025, Clayton, Missouri 63105. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank, or other agent, or if you have received a proxy from your broker, bank, or other agent giving you the right to vote your shares at the Annual Meeting, by attending the meeting virtually and voting during the meeting.

Solicitation

These proxy materials are being provided in connection with the solicitation of proxies by the Company and are first being sent to stockholders on or about April 29, 2025. In addition to this mailing, the Company’s employees may solicit proxies personally, electronically or by telephone. The Company pays the costs of soliciting proxies. We also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

Votes Required

The vote required for Proposal 1 for the election of directors by stockholders shall be the plurality of the votes cast with respect to a director nominee. This means that the director nominees receiving the highest number of affirmative ‘for’ votes will be elected. As a result, any shares not voted ‘for’ a particular nominee, whether as a result of a ‘withhold’ vote or a “broker non‑vote” (as defined below), will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

Approval of Proposals 2 and 3 requires the affirmative vote of the holders of a majority of the voting power of the shares of stock present at the virtual Annual Meeting or represented by proxy and entitled to vote on the subject matter. For Proposals 2 and 3, an abstention will have the same effect as a vote against the proposal because an abstention represents a share considered present and entitled to vote. Proposal 3 is advisory only and will not be binding on the Company or the Board.

If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares must be voted as you direct. If you do not give voting instructions for Proposal 2 relating to the ratification of the appointment of the Company’s independent registered public accounting firm, the broker may vote your shares at its discretion. For the remaining proposals, including the election of directors, which are “non‑routine” matters, the broker cannot vote your shares if you do not give voting instructions with respect to such proposals. When that happens, it is called a “broker non‑vote.” Broker non‑votes are counted in determining the presence of a quorum at the meeting, but they will have no effect on the voting for Proposals 1 and 3 because they do not represent shares present and entitled to vote.

As of April 4, 2025, Karman Topco L.P. (“Topco”) beneficially owned and had the right to vote 179,716,789 of the issued and outstanding shares of our Class A common stock (representing 55.6% of the voting power) and has advised us that it intends to vote all such shares in accordance with the recommendations of the Board set forth herein with respect to each proposal and nominee. As a result, assuming Topco votes in accordance with such recommendations of the Board, we would have a quorum at the Annual Meeting, and each director nominee would be elected and the other current proposals would be approved.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means that the holders of record of a majority of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting must be represented at the Annual Meeting, either by proxy or present at the virtual Annual Meeting.

Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present at the virtual Annual Meeting or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.

BOARD OF DIRECTORS
Our Board of Directors

The following sets forth certain information, as of April 4, 2025 and certain other information for each person who serves as a director with terms expiring at the Annual Meeting, each person who is a nominee for election at the Annual Meeting and each of the continuing directors. References to “the Company” in this section mean the entity Advantage Solutions Inc., formerly known as Conyers Park II Acquisition Corp. References to “Conyers Park” in this section mean such entity before it changed its name.

Name	Age	Position(s)	Classification (Term Expiration)
James M. Kilts	77	Chairman of the Board, Director and Nominee	Class II (2028)*
Jody L. Macedonio	64	Director and Nominee	Class II (2028)*
Robin Manherz	52	Director and Nominee	Class II (2028)*
Adam Nebesar	44	Director and Nominee	Class II (2028)*
Deborah Poole	41	Director and Nominee	Class II (2028)*
Tiffany Han	36	Director	Class III (2026)
Adam Levyn	41	Director	Class III (2026)
David A. Peacock	56	Chief Executive Officer and Director	Class III (2026)
David J. West	62	Director	Class III (2026)
Christopher Baldwin	62	Director	Class I (2027)
Cameron Breitner	50	Director	Class I (2027)
Virginie Costa	50	Director	Class I (2027)
Timothy J. Flynn	52	Director	Class I (2027)
Brian K. Ratzan	54	Director	Class I (2027)

* Term expiration assuming reelection, at the Annual Meeting.

James M. Kilts has served as a director of the Company since October 2020 and of Topco since September 2014. Since March 31, 2023, he has served as Chairman of our Board of Directors, a position he also held from October 2020 to April 1, 2022. He also served as Executive Chairman of Conyers Park from its inception to the closing of the transactions contemplated by the Merger Agreement (as defined below). Mr. Kilts is the Founding Partner of Centerview Capital Consumer, founded in 2006. Previously, Mr. Kilts served as Chairman of the Board, Chief Executive Officer and President of Gillette from 2001 until it merged with The Procter & Gamble Company in 2005; at that time he became Vice Chairman of the Board of The Procter & Gamble Company. Prior to Gillette, Mr. Kilts served as President and Chief Executive Officer of Nabisco from 1998 until its acquisition by The Philip Morris Companies in 2000. Before joining Nabisco, Mr. Kilts was an Executive Vice President of The Philip Morris Companies from 1994 to 1997 and headed the Worldwide Food Group. Mr. Kilts had previously served as President of Kraft USA and Oscar Mayer. He also had been Senior Vice President of Strategy and Development, President of Kraft Limited in Canada and Senior Vice President of Kraft International. Mr. Kilts is currently Chairman of The Simply Good Foods Company, where he has served since 2017, and a member of the board of directors of Viatris Inc. where he has served since November 2020. Mr. Kilts served on the board of MetLife, Inc. from 2005 until June 2020, Pfizer Inc., from 2007 until November 2020, Conyers Park II Acquisition Corp. from 2019 until October 2020 and Unifi, Inc. from 2016 until July 2022. Mr. Kilts was Non‑Executive Director of the Board of Nielsen Holdings PLC (from 2006 until 2017), Chairman of the Board of Nielsen Holdings PLC (from 2011 until 2013) and Chairman of the Nielsen Company B.V. (from 2009 until 2014). Mr. Kilts received a bachelor’s degree in History from Knox College, Galesburg, Illinois and earned an MBA degree from the University of Chicago.

We believe Mr. Kilts is qualified to serve as a director due to his deep consumer industry background, coupled with broad operational and transactional experience.

Jody L. Macedonio has served on the board of directors of the Company since May 2023. Ms. Macedonio was a senior financial executive with more than 25 years of experience in the consumer packaged goods industry, including positions with Nestle, Frito Lay and Henkel. Ms. Macedonio served as the Chief Financial Officer of Meati, a maker of animal‑free meat alternatives, from August 2022 through November 2023. From December

2020 until June 2022, Ms. Macedonio was the Chief Financial Officer of Chobani, a food and beverage company. She was previously the Executive Vice President and Chief Financial Officer of 8th Avenue Food & Provision, a private label company from August 2020 to December 2020, and of Dean Foods from February 2018 to October 2019. Following Ms. Macedonio’s departure from Dean Foods, the company filed for chapter 11 bankruptcy protection in November 2019. She served in various roles at Henkel AG and its subsidiary, Sun Products, from 2012 to 2018, including as Senior Vice President Finance, Laundry & Beauty Divisions. She currently serves on the board of directors of Nutrabolt, a private beverage company. Ms. Macedonio received a Bachelor of Science degree from Colorado State University, and a Master in Business Administration from the University of Colorado.

We believe Ms. Macedonio is qualified to serve as a director due to deep consumer industry background, coupled with broad financial experience.

Robin Manherz has served on the board of directors of the Company since October 2021. Ms. Manherz brings 25 years of experience in technology and business. Ms. Manherz has been the Head of Marquee Go‑to‑Market at ServiceNow, Inc. since March 2024. From June 2021 to January 2024, Ms. Manherz served as the Executive Vice President & Chief Operating Officer, Customer Success at SAP. She was previously the Executive Vice President & Chief Performance Officer of SAP SE from February 2020 to June 2021. From July 2018 to February 2020, she served as the Senior Vice President, Global Corporate Portfolio Planning and Commercialization. She was also Chief Operating Officer of SAP SuccessFactors from January 2017 to July 2018. From 2007 to 2017, she held several executive positions within SAP SE, including Senior Vice President, Global Commercial Operations from September 2014 to January 2017. Ms. Manherz also served on the board of directors for Qualtrics International Inc. from July 2022 to June 2023. She received a Bachelor of Science degree, summa cum laude, in Management from the Georgia Institute of Technology.

We believe Ms. Manherz is qualified to serve as a director due to her extensive experience in the technology services industry, coupled with broad operational and transactional experience.

Adam Nebesar has served on the board of directors of the Company and of Topco since March 2022. Mr. Nebesar is a Partner in the Consumer, Retail & Dining Vertical and a member of the North American Private Equity team of Bain Capital Private Equity, LP (“Bain Capital”). Prior to joining Bain Capital in 2006, Mr. Nebesar was a consultant at The Boston Consulting Group. Mr. Nebesar also serves on the boards of the following private companies or their affiliates: 1440 Foods, Dessert Holdings, Fogo de Chao and Virgin Voyages. He received an MBA from Harvard Business School, an MPhil in Economics from the University of Cambridge, and an AB in Economics from Princeton University.

We believe Mr. Nebesar is qualified to serve as a director due to his extensive financial and operational experience in multi‑national consumer goods businesses.

Deborah Poole has served as a director of the Company since May 2022. Ms. Poole is an experienced board member and C‑suite leader in the consumer technology and ecommerce sectors. Ms. Poole has served on the board of directors of Idelic, Inc., a privately-held SaaS company in commercial trucking safety analytics, since July 2021. Ms. Poole also serves on the board of directors of the following privately-held companies: CareRev, Sendle, and Placemakr. From April 2020 and until its acquisition by Uber Technologies, Inc. in October 2021, Ms. Poole served on the board of directors of Drizly, LLC, a consumer alcohol delivery platform and marketplace. From 2019 to 2021, Ms. Poole served as Chief Business Officer at Whoop, Inc., a digital health wearable startup. At Whoop, Ms. Poole was responsible for ecommerce operations, as well as strategy and enterprise sales. From 2010 to 2019, Ms. Poole held various roles at Wayfair LLC, including at Wayfair Canada, which she founded as General Manager. Ms. Poole also led global talent acquisition for Wayfair from 2015 to 2018. Ms. Poole received a M.S. from Georgia Tech, and a B.A. from Harvard University.

We believe Ms. Poole is qualified to serve as a director due to her extensive experience with high growth businesses.

Tiffany Han has served as a director of the Company since October 2020 and of Topco since June 2020. Ms. Han is a managing director with CVC, a private equity firm advising funds that indirectly hold shares in the Company and Topco. Prior to joining CVC in 2013, Ms. Han worked at UBS Investment Bank in the Mergers & Acquisitions group, which she joined in 2011. Ms. Han is also on the board of privately-held company PDC Brands. She received her Bachelor in Business Administration from Emory University.

We believe Ms. Han is qualified to serve as a director due to her knowledge and experience in finance as well as consumer and retail businesses.

Adam Levyn has served on the board of directors of the Company since October 2023 and is currently a Partner with Leonard Green & Partner, L.P. a firm specializing in private equity investments. Prior to joining Leonard Green & Partners, L.P. in 2011, Mr. Levyn worked in private equity at Kohlberg Kravis Roberts & Co. from 2007 to 2009 and in the Global Industrials Group of Bear, Stearns & Co. Inc. from 2005 to 2007. Since October 2020, he has served on the board of directors of Clarivate Plc (NYSE: CLVT), a company that operates a collection of subscription based services. Mr. Levyn currently also serves on the boards of the following privately held companies: CHG Healthcare Services, ExamWorks Group, Inc., HUB International Limited, OMNIA Partners, Inc., Parts Town LLC, Service Logic LLC, and previously served on the boards of CPA Global Limited, Restorix Health Inc., SRS Distribution Inc., and Tank Holdings Corp. He earned a Bachelor of Arts degree in Economics from Princeton University and a M.B.A. from Harvard Business School.

We believe Mr. Levyn is qualified to serve as a director due to his extensive experience in finance with service businesses.

David A. Peacock has served as Chief Executive Officer of the Company and the Chief Executive Officer of Topco since February 2023. Prior to this, Mr. Peacock served as the Chief Operating Officer of Continental Grain Company, a global investor, owner and operator of companies across the food and agribusiness spectrum, from October 2021 until January 2023 and served as a member of its board of directors from April 2021 to June 2022. He also served as President and Chief Operating Officer of Schnuck Markets, Inc., a family‑owned grocery retailer, from May 2017 to October 2021 and served on its board of directors until January 2023. Previously, Mr. Peacock served on the board for, and was the founder and chairman of, Vitaligent, LLC, a multi‑unit restaurant franchise until the business was sold in 2022. Mr. Peacock also spent approximately 20 years in various roles at Anheuser‑Busch, a brewing company, including serving as senior advisor from February 2012 to June 2012, president from November 2008 to February 2012, vice president of marketing from October 2007 to November 2008, and vice president of business operations from December 2004 to September 2007. He also serves on the board of directors of Wayne‑Sanderson Farms, a privately held poultry business, since the closing of the merger of Sanderson Farms and Wayne Farms in July 2022. Mr. Peacock has also served as a member of the board of directors of Stifel Financial Corp. (NYSE: SF) since 2017 and is currently lead director for the company. He also serves on the Board of Trustees of the Urban League of Metropolitan St. Louis, a member of the Board of Directors of Pink Ribbon Good, NextUp and FMI, The Food Industry Association. Mr. Peacock received his B.A. from the University of Kansas and his Masters of Business Administration & Management from Washington University in St. Louis.

We believe Mr. Peacock is qualified to serve as a director due to his extensive knowledge of the consumer goods industries as well as his experience as Advantage’s Chief Executive Officer.

David J. West has served as a director of the Company since May 2019. He served as the Chief Executive Officer and a Director of Conyers Park from May 2019 to October 2020. Mr. West served as the Co-Chief Executive Officer and Chairman of the Board of Conyers Park III until August 2023. Mr. West serves as a member of the President’s Advisory Board of Bucknell University. Mr. West is an established leader in the consumer industry, with nearly 30 years of experience leading a range of companies and well-known brands. Mr. West became a partner of Centerview Capital Consumer in May 2016. Prior to joining Centerview Capital Consumer, Mr. West served as Chief Executive Officer and President of Big Heart Pet Brands (formerly known as Del Monte Foods) from August 2011 to March 2015, at that time one of the world’s largest pure play pet food and treats company whose brands included Meow Mix, Kibbles ‘n Bits, Milk Bone, and others. Big Heart Pet Brands was sold to The J. M. Smucker Company in March 2015, at which time Mr. West served The J. M. Smucker Company as President, Big Heart Pet Food and Snacks until March 2016 and as a Senior Advisor until April 2016. Prior to joining Del Monte Foods, Mr. West served as the Chief Executive Officer, President and a director of Hershey from 2007 to May 2011. Prior to his Chief Executive Officer role, Mr. West held various leadership positions at Hershey including Chief Operating Officer, Chief Financial Officer, Chief Customer Officer, and Senior Vice President of Strategy and Business Development. Prior to joining Hershey in 2001, Mr. West spent 14 years with the Nabisco Biscuit and Snacks group, where he held a range of senior positions including Senior Vice President, Finance, and Vice President, Corporate Strategy and Business Planning, a role in which he helped shape and execute Nabisco’s strategy, culminating in the acquisition of Nabisco Holdings Corp. by The Philip Morris Companies in 2000. At Nabisco, Mr. West worked closely with Mr. Kilts during Mr. Kilts’ tenure as Chief Executive Officer. Mr. West serves on the board of directors of the following publicly-traded companies: The Simply Good Foods Company (NASDAQ: SMPL) and FresphPet Inc.(NASDAQ: FRPT). Mr. West also serves on the board of directors of

Scholar Leaders International, a non for profit entity. Mr. West was a member of the board of directors of Hershey from 2007 to 2011, Del Monte Foods from 2011 to 2014 and Big Heart Pet Brands from 2014 to 2015. Mr. West received a Bachelor of Science degree, cum laude, in Business Administration from Bucknell University in Lewisburg, Pennsylvania.

We believe Mr. West is qualified to serve as a director due to his deep consumer industry background, coupled with broad operational and transactional experience across many industries.

Christopher Baldwin has served as a director of the Company since February 2023. Mr. Baldwin currently serves as the Non‑Executive Chairman of the board of directors of Constellation Brands Inc. (NYSE: STZ), a leading beverage alcohol company. From 2015 until June 2024, he served on the board of directors BJ’s Wholesale Club Holdings, Inc. (NYSE: BJ) (“BJ’s”), a membership only warehouse chain. Previously, he was President and Chief Operating Officer of BJ’s in 2015 and also served as Chief Executive Officer of the company from February 2016 until February 2020. He also currently serves as a Managing Partner of CVC Capital Partners (“CVC”), a private equity firm advising funds that indirectly hold equity interests in the Company and Topco. He also served as Chief Executive Officer of Hess Retail Corporation, a global independent energy company, from 2010 to March 2015. He has also held executive roles at Kraft Foods Group, Inc., a food and beverage company, from 2007 to 2010, The Hershey Company, a global confectionery manufacturer, from 2004 to 2007, Nabisco, a manufacturer of cookies and snacks, and The Procter & Gamble Company, a multinational consumer goods corporation. Mr. Baldwin is the former chairman of the board of the National Retail Federation, the world’s largest retail trade association, and remains an executive director of such association. He currently also serves on the boards of the following privately-held companies: Authentic Brands Group, ExamWorks, Mediaocean and PDC Brands. Mr. Baldwin serves as an executive board member at Harlem Lacrosse and Leadership, a school-based nonprofit that provides educational intervention, leadership training and lacrosse for at‑risk youth. Mr. Baldwin graduated from Siena College in Loudonville, New York with a bachelor’s degree in Economics.

We believe Mr. Baldwin is qualified to serve as a director due to his extensive experience leading consumer and retail businesses and board experience in the retail industry.

Cameron Breitner has served as a director of the Company since October 2020, and of Topco since July 2014. Mr. Breitner is currently a senior advisor to CVC, a private equity firm advising funds that indirectly holds equity interests in the Company and Topco. From 2007 to February 2024, Mr. Breitner was a Managing Partner and the head of CVC’s San Francisco office, overseeing CVC’s private equity activities on the West Coast, and shared responsibility for overseeing the firm’s US private equity investment activities. Prior to joining CVC in 2007, Mr. Breitner worked at Centre Partners, a private equity firm, where he was Managing Director and had worked since 1998. Prior to Centre Partners, Mr. Breitner worked at Bowles Hollowell Conner & Co., an investment banking firm. Mr. Breitner also serves on the board of directors for Petco Health and Wellness Company, Inc. d/b/a Petco (NYSE: WOOF), Crown Topco, LLC and the parent holding company of Worldwide Express & GlobalTranz. Previously, he served on the board of directors for numerous public and private companies, including BJ’s Wholesale Club Holdings, Inc. and Leslie’s Pool Supplies. He received his B.A. in Psychology from Duke University.

We believe Mr. Breitner is qualified to serve as a director due to his knowledge and experience in finance and capital structure, strategic planning and leadership of complex organizations, consumer and retail businesses, and board practices of other major corporations.

Virginie Costa has served as a director of the Company since October 2020. Ms. Costa served as Senior Vice President Finance North America of Mondelēz from July 2023 through March 2025. Ms. Costa brings over 20 years of financial and operational experience with brands focused on consumer experience. Ms. Costa was the Global Chief Financial Officer of Wella AG from June 2021 to December 2022 and of Godiva Chocolatier from August 2018 to June 2021. Prior to that, she served at Burberry Americas as the Chief Financial and Operations Officer from February 2013 to August 2018, and Chief Financial Officer from May 2011 to February 2013. She served in a number of executive positions with Hermes of Paris, Inc. in New York City, including as Chief Financial Officer and Chief Operating Officer from December 2005 to May 2011. She began her career in public accounting and consulting at KPMG LLP and Arthur Andersen LLP. Ms. Costa received her “Diplome des Grandes Ecoles de Commerce,” equivalent of an MBA in the United States, at France’s Ecole Superieure de Commerce de Nantes (since renamed as Audencia).

We believe Ms. Costa is qualified to serve as a director due to her extensive experience in accounting and financial matters for global consumer brands.

Timothy J. Flynn has served as a director of the Company since October 2020 and of Topco since July 2014. Mr. Flynn is currently a partner with Leonard Green & Partners, L.P. (“LGP”). Prior to joining LGP in 2003, Mr. Flynn had been a director in the investment banking department of Credit Suisse First Boston (CSFB), a financial services company, which he joined in 2000 following CSFB’s acquisition of Donaldson, Lufkin & Jenrette (DLJ), an investment bank. Mr. Flynn had been with DLJ since 1996 and had previously worked in the Mergers and Acquisitions group at Paine Webber Inc., a financial services company. Mr. Flynn also serves on the boards of the following companies or their affiliates: The Wrench Group, Veritext Legal Solutions, Insight Global and OMNIA Partners, and has served on the boards of CCC Information Services, United States Infrastructure Corp., Pye‑Barker, The Container Store, and Tank Holdings Corp., among others. Mr. Flynn served as the chair of The Container Store’s culture and compensation committee. He received his B.A. in Economics and Political Science from Brown University.

We believe Mr. Flynn is qualified to serve as a director due to his particular knowledge and experience in accounting, finance and capital structure, strategic planning and leadership of complex organizations, retail businesses and board practices of other major corporations.

Brian K. Ratzan has served as a director of the Company from its inception. He was the Chief Financial Officer and a Director of Conyers Park from its inception to October 2020. Mr. Ratzan was previously the Chief Financial Officer and a Director of Conyers Park III Acquisition Corp., a publicly traded special purpose acquisition company. Mr. Ratzan has also been a Partner of Centerview Capital Consumer since April 2014. Mr. Ratzan has over 25 years of private equity investing experience. Prior to joining Centerview Capital Consumer, Mr. Ratzan was Partner and Head of U.S. Private Equity at Pamplona Capital Management from January 2012 to February 2014. Prior to joining Pamplona, he was Managing Director and Head of Consumer at Vestar Capital Partners, which he joined in 1998. Mr. Ratzan also previously worked at ‘21’ International Holdings, a private investment firm and in the Investment Banking Group at Donaldson, Lufkin and Jenrette. Since July 2017, Mr. Ratzan has served as a director on the board of directors of The Simply Good Foods Company (NASDAQ: SMPL). Mr. Ratzan previously served on the boards of other consumer companies including Del Monte Foods, The Sun Products Corporation (formerly known as Huish Detergents, Inc.), and Birds Eye Foods, Inc. Mr. Ratzan holds a bachelor’s degree in economics from the University of Michigan, where he was a member of Phi Beta Kappa, and a M.B.A. from Harvard Business School.

We believe Mr. Ratzan is qualified to serve as a director due to his extensive investment management and transactional experience.

Composition of Our Board of Directors

Our business and affairs are managed under the direction of our board of directors. Our board of directors currently consists of 14 directors. Subject to the terms of the Stockholders Agreement (defined below), our certificate of incorporation and our Third Amended and Restated Bylaws (our “Bylaws”), the number of directors is fixed by our board of directors. At each annual meeting of stockholders, a class of directors will be elected for a three‑year term to succeed the same class whose term is then expiring.

In connection with the completion of the transaction contemplated by that certain Agreement and Plan of Merger dated as of September 7, 2020 (the “Merger Agreement”), the Company entered into an Amended and Restated Stockholders Agreement (the “Stockholders Agreement”) with Conyers Park II Sponsor LLC, an affiliate of Centerview Capital Management, LLC (the “CP Sponsor”), Topco, CVC ASM Holdco, L.P., a Delaware limited partnership (the “CVC Stockholder”), the entities identified therein under the heading “LGP Stockholders” (collectively, the “LGP Stockholder”) and BC Eagle Holdings, L.P., a Cayman Islands exempted limited partnership (the “Bain Stockholder”), and the other parties named therein (collectively, the “Stockholder Parties”). The Stockholders Agreement provides, among other things, that the Stockholder Parties agree to cast their votes such that our board of directors is constituted as set forth in the Stockholders Agreement and the Merger Agreement and will have certain rights to designate directors to our board of directors, in each case, on the terms and subject to the conditions therein.

Under the Stockholders Agreement, each Stockholder Party has agreed to cast all votes to which such entities are entitled such that our board of directors shall be constituted as follows. For so long as the CVC Stockholder beneficially owns 10% or greater of our Class A common stock, it shall be entitled to nominate two directors (each, a “CVC Director”), with such right (i) decreasing to one director at such time when the CVC Stockholder beneficially owns equal to or greater than 5% but less than 10% of our Class A common stock; and (ii) terminating at such time when the CVC Stockholder beneficially owns less than 5% of our Class A common stock. For so long as the LGP Stockholders beneficially own 10% or greater of our Class A common stock, the LGP Stockholders shall be entitled to nominate two directors (each, a “LGP Director”), with such right (i) decreasing to one director at such time when the LGP Stockholders beneficially own equal to or greater than 5% but less than 10% of our Class A common stock; and (ii) terminating at such time when the LGP Stockholders beneficially own less than 5% of our Class A common stock. For so long as the Bain Stockholder beneficially owns 5% or greater of our Class A common stock, it shall be entitled to nominate one director (the “Bain Director”), with such right terminating at such time when the Bain Stockholder beneficially owns less than 5% of our Class A common stock. For so long as the CP Sponsor or any of its permitted transferees is the record or beneficial owner of any our Class A common stock, the CP Sponsor shall, for a period of five years following the closing of the merger, be entitled to nominate three directors (each, a “Sponsor Director”). In calculating the beneficial ownership percentages referenced above, the total number of issued and outstanding shares of our Class A common stock used as the denominator in any such calculation shall at all times be deemed to be equal to the total number of shares of our Class A common stock issued and outstanding immediately following the closing of the merger (as adjusted for stock splits, combinations, reclassifications and similar transactions). In addition, shares of Class A common stock owned by Topco are deemed to be beneficially owned proportionate to the Stockholders Parties’ interest in Topco. Additionally, our board of directors includes David Peacock, our Chief Executive Officer, and four independent directors who were determined pursuant to the terms set forth in the Merger Agreement or the Stockholders Agreement (each, an “Independent Director”).

Moreover, under the Stockholders Agreement, each Stockholder Party has agreed to cast all votes to which such entities are entitled such that our board of directors shall be divided into three class of directors, with each class serving for staggered three‑year terms, and such that (i) the Class I directors include one CVC Director, one LGP Director, one Sponsor Director and two Independent Directors, (ii) the Class II directors include one Sponsor Director, the Bain Director and two Independent Directors and (iii) the Class III directors include one CVC Director, one LGP Director, one Sponsor Director and Mr. Peacock, who joined the board of directors in February 2023 when he became our Chief Executive Officer. The current term of the Class II directors shall expire immediately following our annual meeting of stockholders on May 28, 2025. The current term of the Class III directors shall expire immediately following our 2026 annual meeting of stockholders. The current term of the Class I directors shall expire immediately following our 2027 annual meeting of stockholders.

In addition, subject to applicable laws and stock exchange regulations, and subject to requisite independence requirements applicable to such committee, the CVC Stockholder, the LGP Stockholders, and the CP Sponsor shall, severally, have the right to have one CVC Director, one LGP Director and one Sponsor Director, respectively, appointed to serve on each committee of the Board for so long as the CVC Stockholder, the LGP Stockholders, and CP Sponsor, as applicable, has the right to designate at least one director for nomination to the Board.

Finally, pursuant to the Stockholders Agreement, Advantage and, with certain exceptions, its subsidiaries shall not, for so long as Topco and its permitted transferees collectively hold an amount of Advantage equity securities that is equal to 50% or more of the amount of securities Topco held as of immediately subsequent to the closing of the transactions contemplated by the Merger Agreement, take any of the following actions without the approval of Topco: (i) any increase or decrease the size of Advantage’s board of directors, other than in accordance with the Stockholders Agreement; (ii) any amendment, change, waiver, alteration or repeal of any provision of our organizational documents that (a) amends or modifies any specific rights of Topco or (b) materially and adversely affects Topco in its capacity as our stockholder; (iii) any acquisition or disposition of any one or more persons, equity interests, businesses or assets, or, subject to certain exceptions, the incurrence of any indebtedness by us or any of its subsidiaries involving an aggregate value, purchase price, sale price or indebtedness, as applicable, in an amount in excess of certain EBITDA ratios set forth in the Stockholders Agreement; (iv) the termination or replacement of our Chief Executive Officer (other than for cause); (v) the declaration and payment of any dividends or distributions, other than any dividends or distributions from any wholly owned subsidiary of us either to us or any other wholly owned subsidiaries of us; or (vi) any redemption or repurchase of any shares of our Class A common stock.

The term of office for each director will be until his or her successor is elected at our annual meeting or his or her death, resignation or removal, whichever is earliest to occur.

Our board of directors is divided into three classes, with each director serving a three‑year term, and one class being elected at each year’s annual meeting of stockholders. James M. Kilts, Jody L. Macedonio, Robin Manherz, Deborah Poole and Adam Nebesar serve as Class II directors with a term expiring in 2025. Tiffany Han, Adam Levyn, David J. West and David Peacock serve as Class III directors with a term expiring in 2026. Christopher

Baldwin, Cameron Breitner, Virginie Costa, Timothy J. Flynn, and Brian K. Ratzan serve as Class I directors with a term expiring in 2027.

Board Meeting Quorum Requirements

Our Bylaws provides that a majority of the total number of directors then in office will constitute a quorum. The Board met five times in 2024. Each member of the Board attended at least 75% of the total number of meetings the Board held during his or her tenure in 2024. We encourage our directors to attend annual meetings of stockholders, and all of our directors attended the virtual 2024 annual meeting of stockholders.

Board Committees

The composition, duties and responsibilities of our committees are as set forth below. The standing committees of our board of directors consist of the Audit Committee, the Human Capital Committee, and Nominating and Corporate Governance Committee. In the future, our board of directors may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Audit Committee

The Audit Committee met five times in 2024. Each member of the Audit Committee attended the total number of meetings held during the periods that he or she was a member of the Audit Committee in 2024.

Our Audit Committee is responsible for, among other matters:

•
appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•
discussing with our independent registered public accounting firm its independence from management;
•
reviewing with our independent registered public accounting firm the scope and results of its audit;
•
approving all audit and permissible non‑audit services to be performed by our independent registered public accounting firm;
•
overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the Securities and Exchange Commission (“SEC”);
•
reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
•
establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our Audit Committee consists of Virginie Costa, Jody L. Macedonio and Deborah Poole, with Ms. Costa chairing this committee. Rule 10A‑3 of the Exchange Act and the NASDAQ rules require us to have an audit committee composed entirely of independent directors. Our board of directors has determined that each of Virginie Costa, Jody L. Macedonio and Deborah Poole meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A‑3 and the NASDAQ rules. In addition, our board of directors has determined that Virginie Costa qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S‑K. Our board of directors has adopted a written charter for the Audit Committee, which is available on our principal corporate website at www.youradv.com.

Human Capital Committee

The Human Capital Committee met six times in 2024. Each member of the Human Capital Committee attended the total number of meetings held during the periods that he or she served as a member of the Human Capital Committee in 2024, with the exception of Timothy J. Flynn who attended 83% of the meetings of the Human Capital Committee.

Our Human Capital Committee is responsible for, among other matters:

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reviewing and approving the corporate goals and objectives with respect to compensation of our Chief Executive Officer;
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evaluating the Chief Executive Officer’s performance with respect to such approved corporate goals and objectives, and, based upon this evaluation (either alone or, if directed by the Board, in conjunction with a majority of the independent directors on the Board) setting the Chief Executive Officer’s compensation;
•
reviewing and setting or making recommendations to the Board with respect to compensation of our other executive officers;
•
reviewing the Company’s strategies, succession planning, policies and practices with respect to human capital management and talent development;
•
reviewing and making recommendations to the Board with respect to director compensation; and
•
appointing and overseeing any compensation consultants.

Our Human Capital Committee consists of Robin Manherz, Timothy J. Flynn, Tiffany Han and Brian K. Ratzan, with Ms. Manherz chairing this committee. Our board of directors has adopted a written charter for the Human Capital Committee, which is available on our principal corporate website at www.youradv.com. Our Board has determined that each member of the Human Capital Committee is “independent” and meets the independence requirements applicable to Human Capital Committee members under the rules of NASDAQ. In accordance with its charter, the Human Capital Committee has the authority to engage outside consultants to assist in the performance of its duties and responsibilities. The Human Capital Committee may delegate its authority under its charter to a subcommittee as it deems appropriate from time to time. The Human Capital Committee may also delegate to an officer of the Company the authority to grant rights or options to officers (other than executive officers) and teammates, as further described in its charter and subject to the terms of our equity plans.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met three times in 2024. Each member of the Nominating and Corporate Governance Committee attended the total number of meetings held during the periods that he or she served as a member of the Nominating and Corporate Governance Committee in 2024.

Our Nominating and Corporate Governance Committee is responsible for, among other matters:

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identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;
•
overseeing the self-evaluations of the Board and its committees and the evaluation of management;
•
overseeing the Company’s strategy and initiatives concerning environmental and social matters; and
•
developing and recommending to our board of directors a set of corporate governance guidelines and principles.

While the Nominating and Corporate Governance Committee does not have any specific, minimum qualifications for Board nominees, in considering possible candidates for election as a director, the committee strives to compose the Board with a collection of complementary skills and which, as a group, will possess the appropriate skills and experience to effectively oversee the Company’s business. In evaluating a potential candidate for the Board, our Nominating and Corporate Governance Committee takes into account a number of factors, including: personal and professional integrity; ethics and values; experience in corporate management, such as current or past service as an officer of a publicly held company; experience in our industry; professional and academic experience relevant to the Company’s industry; leadership skills; experience in finance and accounting and/or executive compensation practice; diversity of geographic background, gender, sexual identity, gender identity, age and ethnicity; potential conflicts of interest; and availability of time to meet the requirements for service as a director.

The Nominating and Corporate Governance Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by a stockholder), as well as the overall composition of the Board, and recommend the slate of directors to be nominated for election at the next annual meeting of stockholders, taking into account the terms of the Stockholders Agreement, to which we are subject, which sets forth certain requirements with respect to the composition of our Board as further described in “—Composition of our Board of Directors.” The Nominating and Corporate Governance Committee does not currently employ or pay a fee to any third‑party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

If the Board determines to seek additional directors for nomination, subject to the terms of the Stockholders Agreement, the Nominating and Corporate Governance Committee will consider as potential director nominees candidates recommended by various sources, including any member of the Board or senior management. The Nominating and Corporate Governance Committee may also retain a third‑party search firm to identify candidates. The Nominating and Corporate Governance Committee will also consider recommendations for nominees that are timely submitted by stockholders if such recommendations are delivered in the manner prescribed by the advance notice provisions contained in our Bylaws and in accordance with applicable law. Properly communicated stockholder recommendations will be considered in the same manner as recommendations received from other sources.

Our Nominating and Corporate Governance Committee consists of Cameron Breitner, Adam Levyn, Adam Nebesar and David J. West, with Mr. Breitner chairing this committee. Our board of directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our principal corporate website at www.youradv.com. Our Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” and meets the independence requirements applicable to Nominating and Corporate Committee members under the rules of NASDAQ.

Director Compensation
Non‑Employee Director Compensation

Our board of directors has adopted a director compensation policy that provides for annual cash retainers and equity awards as summarized below.

Annual Cash Retainer Fees. Our non‑employee directors receive an annual cash retainer fee of $100,000. In addition, a non‑employee director serving as a chairperson of a committee of our Board receives the following additional annual retainer: $20,000 (Audit); $17,500 (Human Capital); and $17,500 (Nominating and Corporate Governance).

Equity Awards. Each non‑employee director who serves on our board of directors as of the date of any annual meeting of our stockholders and will continue to serve as a non‑employee director immediately following such annual meeting will be granted, on the date of such annual meeting, an award of restricted stock units that have an aggregate fair value on the date of grant of $175,000. In addition, each non‑employee director who is initially elected or appointed to our Board on any date other than the date of an annual meeting will receive, on the date of such non‑employee director’s initial election or appointment, an award of restricted stock units that have an aggregate fair value equal to the product of (i) $175,000 and (ii) a fraction, the numerator of which is (x) 365 minus (y) the number of days in the period beginning on the date of the annual meeting immediately preceding such non‑employee director’s start date and ending on such non‑employee director’s start date and the denominator of which is 365. Each equity award will vest on the earlier of (x) the day immediately preceding the date of the first annual meeting following the date of grant and (y) the first anniversary of the date of grant, subject to the non‑employee director continuing in service on our board of directors through the applicable vesting date. With respect to equity grants beginning in 2025, our non-employee directors have the election to defer the distribution of their restricted stock units. All non‑employee directors’ equity awards will vest in full immediately prior to the occurrence of a change in control.

Director Compensation Table for 2024

The following table sets forth information concerning the compensation of the Company’s non‑employee directors who received compensation for 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Christopher Baldwin (2)	—	—	—	—
Cameron Breitner (3)	117,500	228,694	—	346,194
Virginie Costa	120,000	174,997	—	294,997
Timothy J. Flynn (2)	—	—	—	—
Adam Levyn (2)	—	—	—	—
Tiffany Han (2)	—	—	—	—
James M. Kilts	100,000	174,997	—	274,997
Jody L. Macedonio	100,000	174,997	—	274,997
Robin Manherz	117,500	174,997	—	292,497
Adam Nebesar (2)	—	—	—	—
Deborah Poole	100,000	174,997	—	274,997
Brian Ratzan	100,000	174,997	—	274,997
David J. West	100,000	174,997	—	274,997

(1) Represents the grant date fair value of RSUs granted during fiscal year 2024, in each case as computed in accordance with ASC 718, based on the valuation methodology (including assumptions) set forth in footnote 12 to the Company's Consolidated Financial Statements, as filed with the SEC in the Company’s Annual Report on Form 10‑K for 2024. RSUs granted to directors are scheduled to vest on the earlier of the one‑year anniversary of the date of grant or the day immediately preceding the date of the first annual meeting of the Company’s stockholders occurring after the date of grant.

The table below shows the aggregate numbers of unvested stock awards held as of December 31, 2024 by each individual who served as a non‑employee director during 2024.

Name	Unvested Stock Awards Outstanding at 2024 Fiscal Year End
Christopher Baldwin	—
Cameron Breitner	49,715
Virginie Costa	49,715
Timothy J. Flynn	—
Adam Levyn	—
Tiffany Han	—
James M. Kilts	49,715
Jody L. Macedonio	49,715
Robin Manherz	49,715
Adam Nebesar	—
Deborah Poole	49,715
Brian Ratzan	49,715
David J. West	49,715

(2) Messrs. Baldwin, Flynn, Levyn and Nebesar and Ms. Han were not eligible to receive compensation for their services as a director during fiscal year 2024 under our non-employee director compensation policy.

(3) Mr. Breitner became eligible to receive compensation under our director compensation policy effective February 1, 2024. In February 2024, he received a prorated initial equity grant of restricted stock units, and in May 2024, he received the annual award of restricted stock units granted to all non-employee directors eligible to receive compensation under our director compensation policy.

CORPORATE GOVERNANCE

Executive Officers

The following table sets forth certain information about the executive officers as of April 4, 2025.

Name	Age	Position(s)
David Peacock	56	Chief Executive Officer
Dean General	58	Chief Operating Officer, Branded Services
Christopher Growe	50	Chief Financial Officer
Michael Taylor	52	Chief Operating Officer, Retailer Services
Andrea Young	55	Chief Operating Officer, Experiential Services

The biography for David Peacock is provided above in “Board of Directors —Our Board of Directors” beginning on page 4.

Dean General has served as Chief Operating Officer, Branded Services since March 24, 2025. Mr. General served as the General Manager Retailer Brands and Senior Vice President Commercial Development for Henkel Consumer Brands, a global consumer brands platform, from June 2021 through March 2025. Mr. General served as the Chief Commercial Officer & Senior Vice President of TreeHouse Foods, Inc., a public company manufacturer for snacking and beverage brands, from February 2019 to January 2021. Prior to that he served in a number of senior leadership positions with Newell Brands, Inc., Kraft Heinz, Inc. and Kraft Foods. Mr. General received his Bachelor of Science from Rider University and holds an Executive Scholar credential from Northwestern University, Kellogg School of Management.

Christopher Growe has served as Chief Financial Officer of the Company since March 27, 2023. Previously, Mr. Growe had served as a Managing Director since 2007 at Stifel, a global wealth management, investment banking and investment advisory company. As a managing director in the consumer and retail sector, Mr. Growe provided analyst coverage of food and tobacco stocks and offered guidance to institutional investors. Prior to joining Stifel, Mr. Growe was an analyst covering food, beverage and tobacco stocks with A.G. Edwards. Mr. Growe serves on the board of directors of Hope Ignites, a non-profit organization focused on providing educational support to young people in need. He spent his early career in marketing at Anheuser‑Busch and holds bachelor’s and master’s degrees in business administration from Saint Louis University.

Michael Taylor has served as Chief Operating Officer, Retailer Services, since October 2023. From May 2022 to September 2023, Mr. Taylor served as the President of Global Customer Solutions. Prior to that he served in various leadership roles for our subsidiary Daymon Worldwide Inc., including as President of Daymon Worldwide Inc. from August 2015 to May 2022. Mr. Taylor holds a Bachelor of Science degree from Auburn University at Montgomery.

Andrea Young has served as Chief Operating Officer, Experiential Services, since October 2023. From April 2020 to September 2023, Ms. Young served as Global President, Experiential Services. Prior to that she served in roles of increasing leadership and responsibility for our various subsidiaries including Club Demonstration Services Inc. and Advantage Sales & Marketing LLC. Ms. Young is a founding member of our Diversity, Equity & Inclusion board. She holds a Bachelor of Arts from Rice University.

Board Leadership Structure

With respect to the roles of Chairman of the Board and Chief Executive Officer, our Corporate Governance Guidelines provide that the roles may be separated or combined, and our board of directors is able to exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Our Corporate Governance Guidelines provide the flexibility for our board of directors to modify our leadership structure in the future as appropriate.

Controlled Company

Topco controls a majority of the voting power of our outstanding Class A common stock. As a result, we are a “controlled company” under the NASDAQ corporate governance standards. As a controlled company, exemptions under the standards mean that we are not required to comply with certain corporate governance requirements, including the following:

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that a majority of our board of directors consists of “independent directors,” as defined under the rules of the NASDAQ;
•
that we have a Nominating and Corporate Governance Committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
•
that we have a Human Capital Committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•
for an annual performance evaluation of the Nominating and Corporate Governance Committee and Human Capital Committee.

These exemptions do not modify the independence requirements for our audit committee, and we comply with the applicable requirements of the Sarbanes‑Oxley Act and rules with respect to our Audit Committee within the applicable timeframe.

Director Independence

Our board of directors has undertaken a review of the independence of our directors and director nominees for election at the Annual Meeting and considered whether any such director or director nominee has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Our board of directors has determined that each of Christopher Baldwin, Cameron Breitner, Virginie Costa, Timothy J. Flynn, Tiffany Han, James M. Kilts, Adam Levyn, Jody L. Macedonio, Robin Manherz, Adam Nebesar, Deborah Poole, Brian K. Ratzan and David J. West is an “independent director,” as defined under the rules of NASDAQ.

Risk Oversight

Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy and the most significant risks facing us and oversees the implementation of risk mitigation strategies by management. Our board of directors is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. The Audit Committee also has responsibility for risk assessment and risk management including our financial risks and information technology risks, including cybersecurity and data privacy risks. As discussed under “Executive Compensation–Compensation Discussion and Analysis,” the Human Capital Committee oversees our compensation risk profile.

Human Capital Committee Interlocks And Insider Participation

Each of Timothy J. Flynn, Tiffany Han, Robin Manherz and Brian K. Ratzan served on our Human Capital Committee during 2024 and all such directors are “independent directors” within the meaning of the NASDAQ Listing Rules and, other than Mr. Ratzan, who was an executive officer of the Company prior to the closing of the transactions contemplated by the Merger Agreement in October 2020, are not employees or former employees of the Company. During 2024, none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, of which any such entity’s executive officers served as a member of our board of directors or the Human Capital Committee.

Code Of Ethics

We have adopted a code of business conduct and ethics applicable to our principal executive, financial and accounting officers and all persons performing similar functions. A copy of that code is available on our principal corporate website at www.youradv.com.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board and recommending them to the Board. The Nominating and Corporate Governance Committee will ensure that the Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds. The Board is responsible for selecting the nominees for election to the Board.

Director Selection

The Nominating and Corporate Governance Committee, in recommending director candidates for election to the Board, and the Board, in nominating director candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments.

In addition, the Nominating and Corporate Governance Committee and the Board may also consider the following additional criteria:

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The candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•
The candidate’s experience as a board member of another publicly held company;
•
The candidate’s professional and academic experience relevant to the Company’s industry;
•
The strength of the candidate’s leadership skills;
•
The candidate’s experience in finance and accounting and/or executive compensation practices;
•
Whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and
•
The candidate’s geographic background, gender, sexual identity, gender identity, age and ethnicity.

The Nominating and Corporate Governance Committee and the Board will also consider whether there are potential conflicts of interest with a candidate’s other personal and professional pursuits.

The Nominating and Corporate Governance Committee and the Board are committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which new Board candidates are chosen.

Corporate Governance Guidelines

We are committed to adhering to corporate governance practices that meet applicable U.S. corporate governance standards. Our Board has adopted Corporate Governance Guidelines that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including the size and composition of the Board, board membership criteria and director qualifications, director responsibilities, board agenda, role of the chief executive officer, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning.

The full text of our Corporate Governance Guidelines may be viewed at our website at www.youradv.com.

Board Self‑Assessment

The Board conducts, and the Nominating and Corporate Governance Committee oversees, an annual self‑evaluation to determine whether the Board is functioning effectively. The Board periodically considers the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.

In addition, our Nominating and Corporate Governance Committee, Audit Committee and Human Capital Committee each conduct their own annual self‑assessment, which includes an assessment of the adequacy of their performance as compared to their respective charters.

Executive Sessions Of Independent Board Members

Our Corporate Governance Guidelines provide that our non‑management directors meet in executive session at least twice per year, with no members of management or non‑independent directors present.

Communicating With Our Directors

The Board welcomes communications from the Company’s stockholders, and it is the policy of the Company to facilitate communication from stockholders. The Board generally believes it is in the Company’s best interests that designated members of management speak on behalf of the Company. Stockholders and other interested parties wishing to communicate with the Board or with an individual Board member concerning the Company may do so by writing to the Board or to a particular Board member, by mailing such correspondence to Advantage Solutions Inc., Corporate Secretary, 8001 Forsyth Boulevard, Suite 1025, Clayton, Missouri 63105.

Please indicate on the envelope or in the email whether the communication is from a stockholder or other interested party. The Board has instructed the Corporate Secretary and other relevant members of management to examine incoming communications and forward to the Board or individual Board members as appropriate, communications he or she deems relevant to the Board’s roles and responsibilities. The Board has requested that certain types of communications not be forwarded, and redirected if appropriate, such as: spam, business solicitations or advertisements, resumes or employment inquiries, service complaints or inquiries, surveys, or any threatening or hostile materials.

PROPOSAL 1

ELECTION OF DIRECTORS

Based on the recommendation of our Nominating and Corporate Governance Committee, the Board has nominated the following five director nominees for re‑election to the Board at the Annual Meeting to serve as Class II directors until our 2028 annual meeting of stockholders and until their respective successors have been duly elected and qualify: James M. Kilts, Jody L. Macedonio, Robin Manherz, Adam Nebesar and Deborah Poole.

The Company representatives named in the proxy intend to vote for the election of each of the director nominees below, unless you indicate on your proxy that your vote should be withheld from any or all of the nominees. Each of the nominees for election currently serves as a director and has consented to serve for a new term if elected. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares of our capital stock represented by the proxies will be voted for such other person or persons as may be designated by the Board, unless the Board reduces the number of directors accordingly.

For details regarding the qualifications and the specific experiences, qualifications and skills of each of our director nominees, see “Board of Directors—Our Board of Directors” on page 4.

Votes Required

Approval of Proposal No. 1 requires the plurality of the votes cast with respect to a director nominee. This means that the director nominees receiving the highest number of affirmative “for” votes will be elected.

The Board recommends you vote FOR each of the nominated directors.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm to audit our financial statements for fiscal year 2025. Although ratification by our stockholders is not a prerequisite to the power of the Audit Committee to appoint PwC as our independent registered public accounting firm, the Board and the Audit Committee believe such ratification to be advisable and in the best interests of the Company. Accordingly, stockholders are being requested to ratify the appointment of PwC as our independent registered public accounting firm to audit our financial statements for fiscal year 2025. If the stockholders do not ratify the appointment of PwC, the appointment of an independent registered public accounting firm will be reconsidered by the Audit Committee; however, the Audit Committee has no obligation to change its appointment based on stockholder ratification. If the appointment of PwC is ratified, the Audit Committee will continue to conduct an ongoing review of its scope of engagement, pricing and work quality, among other factors, and will retain the right to replace PwC at any time. A PwC representative will attend the Annual Meeting to answer appropriate questions and to make a statement if he or she desires.

PwC Information

The following table presents fees for services rendered by PwC during fiscal years ended December 31, 2024 and December 31, 2023 (in thousands):

	For the Year Ended December 31,
	2024	2023
Audit fees	$6,532.2	$6,113.3
Audit-related fees	675.0	—
Tax fees	1,145.9	1,101.8
All other fees	1.5	0.9
Total	$8,354.6	$7,216.0

Audit fees

These amounts represent fees of PwC for the audit of our annual consolidated financial statements, the review of condensed consolidated financial statements, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year. Audit fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic financial statements and statutory audits that non‑U.S. jurisdictions require.

Audit‑related fees

Audit‑related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. This category may include fees related to the performance of audits and attest services not required by statute or regulations; due diligence related to mergers and acquisitions; and accounting consultations about the application of GAAP to proposed transactions.

Tax fees

Tax fees generally consist of tax compliance and return preparation, and tax planning and advice. Tax compliance and return preparation services consist of preparing original and amended tax returns and claims for refunds. Tax planning and advice services consist of support during income tax audits or inquiries.

All other fees

This category consists of fees for products and services other than the services reported above, including fees for subscription to PwC’s online research tool.

The Audit Committee has determined that the non‑audit services rendered by PwC were compatible with maintaining its independence. All such non‑audit services were pre‑approved by the Audit Committee pursuant to the pre‑approval policy set forth below.

Audit Committee Pre‑Approval Policies and Procedures

The Audit Committee reviews the independence of our independent registered public accounting firm on an annual basis and has determined that PwC is independent. In addition, the Audit Committee pre‑approves all work and fees that are performed by our independent registered public accounting firm.

All of the fees paid to PwC for services rendered during 2024 and 2023 under the categories of Audit Fees, Audit‑Related Fees, Tax Fees, and All Other Fees, as applicable, were pre‑approved by the Audit Committee

Votes Required

Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting. Abstentions will be counted as votes “AGAINST” this proposal.

The Board recommends you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

The Audit Committee has reviewed and discussed with Advantage’s management and PricewaterhouseCoopers LLP the audited consolidated financial statements of Advantage contained in Advantage’s Annual Report on Form 10‑K for the 2024 fiscal year. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from Advantage.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Advantage’s Annual Report on Form 10‑K for its 2024 fiscal year for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Virginie Costa (Chair)

Jody L. Macedonio

Deborah Poole

PROPOSAL 3
APPROVAL, ON AN ADVISORY (NON‑BINDING) BASIS, OF THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act entitles stockholders to vote to approve or not approve, on an advisory (non‑binding) basis, our executive officer compensation as disclosed in the Compensation Discussion and Analysis and accompanying compensation tables and narrative. We are asking stockholders to approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative disclosure, is hereby APPROVED.

Advisory Vote

This vote is advisory. We conduct an advisory vote to approve executive officer compensation annually; the next stockholder advisory vote to approve executive compensation will take place at the Company’s 2026 annual meeting of stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this proxy statement. The Board and the Human Capital Committee value the opinions of the Company’s stockholders and will take into account the outcome of the vote, in conjunction with such other factors as the Board and the Human Capital Committee consider appropriate, in connection with the Company’s executive compensation program.

The board of directors recommends that you vote FOR this proposal. Proxies solicited by the Board will be voted for this proposal unless otherwise instructed.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

General

This section discusses the principles underlying the material components of our 2024 executive compensation program and the factors relevant to an analysis of these policies and decisions. Our executive officers who are named in the “Summary Compensation Table” below (our “Named Executive Officers”) and their positions during 2024 consist of the following persons:

•
David Peacock, our Chief Executive Officer.
•
Christopher Growe, our Chief Financial Officer.
•
Jack Pestello, our former Chief Operating Officer, Branded Services.
•
Michael Taylor, our Chief Operating Officer, Retailer Services.
•
Andrea Young, our Chief Operating Officer, Experiential Services.

Mr. Pestello served as our Chief Operating Officer, Branded Services during 2024 and until March 24, 2025. On such date, Mr. Pestello transitioned to a non-executive role with the Company and will continue to serve in such position until May 1, 2025.

Compensation Philosophy and Objectives

We operate in a competitive marketplace for attracting and retaining experienced and skilled executives. To meet this challenge, we strive to create a compensation program that rewards profitable company growth and differentiates pay based on business unit, division and individual contributions. The principles and objectives of our compensation and benefits programs for our executive officers are to:

•
encourage highly talented executives to come, stay, grow and lead, enabling us to be an employer of choice in our industry;
•
differentiate pay for superior performers to recognize and reward individual contributions to our success;
•
focus leadership on our long term strategies and value creation by providing a substantial percentage of compensation weighted towards equity incentives that are subject to certain performance conditions and vesting requirements; and
•
ensure that our total compensation is fair, reasonable and competitive relative to the various industries in which we compete for talent.

Determination of Compensation and Role of Human Capital Committee

The compensation levels of our Named Executive Officers in 2024 primarily reflect the roles and responsibilities of each individual, as well as the length of service. Further, they reflect our understanding of the competitive market, our recruiting and retention goals, individual performance, value to the Company, and other factors including our view of internal equity and consistency.

The Human Capital Committee has responsibility for overseeing our executive compensation and equity compensation programs. The Human Capital Committee establishes compensation levels based on a variety of factors, including an analysis of relevant published market compensation data of the Company’s compensation peer group and general industry data. Compensation arrangements with our Named Executive Officers have been determined in arm’s length negotiations with each individual executive. No member of management, including our Chief Executive Officer, has a role in determining his or her own compensation. The focus of these arrangements has been to recruit skilled individuals to help us achieve our financial goals, as well as to maintain the level of talent and experience needed to further grow our business.

We design the components of our executive compensation program to fulfill one or more of the principles and objectives described above.

Compensation of our Named Executive Officers consisted of some or all of the following elements during 2024:

•
base salary;
•
annual performance‑based non‑equity incentive compensation;
•
long term equity incentive compensation;
•
certain severance and retention benefits;
•
a 401(k) retirement savings plan; and
•
health and welfare benefits and certain limited perquisites and other personal benefits.

During 2024, we offered cash compensation in the form of base salaries and annual performance-based incentive awards, which we believe appropriately reward our Named Executive Officers for their individual contributions to our business. When making performance-based cash incentive compensation decisions, the Human Capital Committee considers our financial and operational performance as well as each Named Executive Officer’s individual contributions during the year. Annual incentives for 2024, as determined by the Human Capital Committee, reflected Company performance and/or segment performance. Our executive compensation program includes equity awards for equity interests in the Company granted under the Company’s Amended and Restated 2020 Incentive Award Plan, or the A&R 2020 Plan. Consistent with our compensation philosophy, we have emphasized the use of equity to incentivize our Named Executive Officers to focus on the growth of our overall enterprise value and, correspondingly, the creation of value for our equity holders. We consider equity based compensation a significant motivator in encouraging executives to join, stay, grow and lead.

RESPONSE TO PRIOR SAY-ON-PAY VOTE

We currently submit an advisory vote to approve our Named Executive Officer compensation to our stockholders on an annual basis. At our 2024 annual meeting, holders of approximately 97.2% of the votes cast voted “for” the advisory proposal. Our Board and the Human Capital Committee consider the result of the say-on-pay vote in determining the compensation of our Named Executive Officers. We believe that the strong support for our compensation program in 2024 and in past years reflects the strong alignment between our Named Executive Officer compensation and performance. The Human Capital Committee will continue to consider the outcome of our say-on-pay proposals when making future compensation decisions for our Named Executive Officers. In addition to considering the results of the stockholder vote, the Human Capital Committee also considers the positive views on our compensation structure expressed by our stockholders during our investor relations outreach throughout the year in continuing to apply the same principles in determining the amounts and types of executive compensation.

COMPENSATION CONSULTANT

The Human Capital Committee is authorized to retain the services of one or more executive compensation advisors, in its discretion, to assist with the establishment and review of our compensation programs and related policies.

In 2024, the Human Capital Committee engaged Mercer (US) LLC (“Mercer”) as its independent compensation consultant. Mercer provides executive compensation advisory services to the Human capital Committee, helps evaluate our compensation philosophy and objectives, and provides guidance in administering our compensation program. The Human Capital Committee directed Mercer to prepare a competitive market analysis of our executive compensation program to assist it in determining the appropriate level of overall compensation, as well as assess each separate component of compensation, with the goal of understanding the competitiveness of the compensation we offer to our executives, including our Named Executive Officers. Mercer served at the discretion of the Human Capital Committee.

The aggregate fees paid to Mercer by the Company for services provided to the Human Capital Committee in 2024 with regard to determining or recommending the amount or form of executive compensation were less than $0.1 million. Mercer also provided other services to the Company, including advice regarding the Company’s health and welfare benefits and non-executive compensation. Mercer also performed outplacement services for the Company. The aggregate fees paid to Mercer by the Company for services provided to the Company in 2024, excluding the services provided to the Human Capital Committee with respect to executive and director compensation, were approximately $1.4 million. The Human Capital Committee considered Mercer independence in light of applicable SEC rules and exchange listing standards and determined that Mercer's work did not raise any conflicts of interest that would prevent it from serving as an independent compensation consultant to the Human Capital Committee.

PEER GROUP COMPOSITION

The Human Capital Committee determined it would be appropriate to utilize a peer group for benchmarking pay practices, design features, dilution and pay levels for the executive team. The peer group is one input informing the Human Capital Committee’s benchmark assessments.

The companies comprising the fiscal 2024 compensation peer group were as follows:

Comparative Peer Group for 2024
Kelly Services, Inc.	TreeHouse Foods, Inc.	Central Garden & Pet Company
Flowers Foods, Inc.	Robert Half International Inc.	Sprouts Farmers Market, Inc.
Reynolds Consumer Products Inc.	Verisk Analytics, Inc.	FTI Consulting, Inc.
The Hain Celestial Group, Inc.	Kforce Inc.	Korn Ferry
Coca Cola Consolidated	Insperity, Inc.	TrueBlue, Inc.
Energizer Holdings, Inc.	Edgewell Personal Care Company	SpartanNash Company
Spectrum Brands Holdings, Inc.

The Human Capital Committee elected to make the following changes to our peer group for fiscal 2024 as compared to fiscal 2023:

•
Added Central Garden & Pet Company, Flowers Foods, Inc., SpartanNash Company, Sprouts Farmers Market, Inc. and TreeHouse Foods, Inc.
•
Removed CACI International Inc., ASGN Incorporated ABM Industries Incorporated, BrightView Holdings, Inc. and Nielsen Holdings

EXECUTIVE COMPENSATION PROGRAM COMPONENTS

The following describes the primary components of our executive compensation program for each of our Named Executive Officers, the rationale for that component, and how compensation amounts are determined.

Base Salary

Our Named Executive Officers’ initial annual base salaries were established through arm’s length negotiations at the time the individual was hired or promoted into their current role, taking into account his or her qualifications, experience and prior salary level. Thereafter, the Human Capital Committee has determined executive officer base salaries on a going forward basis, consistent with any applicable provisions provided in the Named Executive Officer’s employment agreement, if applicable.

Our Named Executive Officers’ annual base salaries for 2024 are set forth below. Their actual base salaries earned for 2024 are set forth in the Summary Compensation Table below:

Named Executive Officer	Annual Base Salary
David Peacock	$1,100,000
Christopher Growe	$600,000
Jack Pestello	$600,000
Michael Taylor	$525,000
Andrea Young	$525,000

Annual Performance‑Based Nonequity Incentive Compensation

Historically, we have used performance‑based nonequity incentive compensation, which we call our annual incentive, to motivate our executives, including our Named Executive Officers, to achieve our strategic annual financial objectives while making progress towards our longer‑term growth and other goals.

In setting annual incentive performance objectives for 2024, the Human Capital Committee considered the Company’s projected performance. The Human Capital Committee determined that for 2024, the amount of annual incentive that each Named Executive Officer was eligible to receive was to be based upon the attainment of “Incentive EBITDA,” which is based on financial performance objectives related at the Company level. With respect to evaluating Messrs. Pestello and Taylor and Ms. Young, the Human Capital Committee with input from Mr. Peacock also considered the performance of their respective segments.

For purposes of the annual incentive financial performance objectives, Incentive EBITDA means for 2024, the Company’s Adjusted EBITDA for 2024 as further adjusted:

•
for the Impact of Transactions, and
•
by excluding the aggregate amount paid to our teammates pursuant to our annual cash incentive plans.

Impact of Transactions means eliminating the impact of any acquisition or divestitures that closed on or after January 1, 2024 except for the difference (positive or negative) between (i) the Adjusted EBITDA related to such acquisition or divestiture for the particular period, and (ii) the Adjusted EBITDA for such acquisition or divestiture during the corresponding period in the calendar year prior to such acquisition, as such historic Adjusted EBITDA for the acquisitions is determined and equitably adjusted if deemed appropriate by the Human Capital Committee at the time of such acquisition. During the course of the year, the Human Capital Committee adjusted the annual incentive performance objectives to reflect (a) the Impact of Transactions and (b) a reduced threshold for the payment of any annual incentive.

Incentive EBITDA and Adjusted EBITDA are supplemental non‑GAAP financial measures of our operating performance. Adjusted EBITDA means net loss before (i) interest expense, net, (ii) (benefit from) provision for income taxes, (iii) depreciation, (iv) impairment of goodwill and indefinite‑lived assets, (v) amortization of intangible assets, (vi) gain on deconsolidation of subsidiaries, (vii) loss on divestitures, (viii) equity‑based compensation of Topco, (ix) changes in fair value of warrant liability, (x) stock‑based compensation expense, (xi) fair value adjustments of contingent consideration related to acquisitions, (xii) acquisition and divestiture related expenses, (xiii) costs associated with COVID‑19, net of benefits received, (xiv) EBITDA for economic interests in investments, (xv) reorganization expenses, (xvi) litigation expenses, (xvii) recovery from and costs associated with the Take 5 Matter and (xviii) other adjustments that management believes are helpful in evaluating our operating performance.

For a reconciliation of Adjusted EBITDA to net loss, see Annex A.

In 2024, the Named Executive Officers participated in our annual incentive program at the following levels:

Named Executive Officer	Target Incentive	Maximum Incentive
David Peacock	$1,650,000	$2,200,000
Christopher Growe	$600,000	$—
Jack Pestello	$600,000	$—
Michael Taylor	$500,000	$—
Andrea Young	$500,000	$—

The Human Capital Committee established threshold, target and a maximum achievement levels for Incentive EBITDA performance. To the extent that performance was below the threshold level, there would be no payment of the annual incentive, and the potential payment of the annual incentive is capped at the maximum achievement level. To the extent achievement fell between different levels, the payment percentage would have been determined based on interpolation.

In 2024, the Company exceeded the threshold level for Incentive EBITDA, and achieved approximately 59% of the target level for Incentive EBITDA. Such performance level did prevent any Named Executive Officer from receiving their target annual incentive amount. Incentive EBITDA is the controlling measurement for the annual incentive awards for our Named Executive Officers; however, in the case of Ms. Young and Messrs. Pestello and Taylor, the performance of their respective business units was also considered. The different performances of their respective business units in 2024 account for their different actual percentage awards. The annual incentive award percentages for Messrs. Peacock and Growe were primarily tied to the Company’s 2024 Incentive EBITDA; however, Mr. Peacock recommended to the Human Capital Committee that it would best serve the Company to reduce his actual award amount and redirect such funds to frontline supervisors. The Human Capital Committee did consider Mr. Peacock’s recommendation and the Human Capital Committee decided that the actual amount of his award would be reduced, and such reduction was redirected to frontline supervisors. The target and actual amounts paid to our Named Executive Officers under the 2024 annual incentive program are set forth below:

Named Executive Officer	Target Dollar Amount	2024 Percentage of Target Bonus Earned	Actual Payout
David Peacock	$1,650,000	43%	$710,000
Christopher Growe	$600,000	54%	$323,640
Jack Pestello	$600,000	24%	$144,000
Michael Taylor	$500,000	53%	$265,000
Andrea Young	$500,000	62%	$310,000

Long‑Term Equity Incentive Compensation

2024 Equity Grants

We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. In fiscal 2024, we granted the following types of equity awards to our Named Executive Officers:

•
Performance Restricted Stock Unit Grants. We granted performance restricted stock units with respect to our Class A common stock (“PSUs”) to each of our Named Executive Officers. The PSUs are awarded to incentivize and reward our Named Executive Officers for long term corporate growth and align their interests with the interests of our stockholders.
•
Time-Based Restricted Stock Unit Grants. We also granted restricted stock units with respect to our Class A common stock (“RSUs”) to each of our Named Executive Officers. The RSUs are also part of our regular practice of awarding our Named Executive Officers with awards that are linked to our stock price while also including a retentive element.
•
Option Grants. Each of our Named Executive Officers were also granted a stock option award to purchase shares of our Class A common stock. Stock options operate as an additional incentive to align the Named Executive Officer’s interest with the interests of our stockholders by connecting the awards to the appreciation of our stock price.

Each of these awards are reflected in the “Summary Compensation Table” below.

2024 Performance Restricted Stock Unit Grants

In April 2024, the Human Capital Committee granted PSUs to each of our Named Executive Officers. Each Named Executive Officer received a PSU grant that is eligible to become earned and vested based on the achievement of ACE (Advantage Cash Earnings) and Adjusted EBITDA Margin from Continuing and Discontinued Operations metrics (each, as defined below), subject to adjustment based on our relative TSR (as described below), during three one-year performance periods commencing on January 1, 2024 (referred to as the “2024 Annual PSUs”). We believe that ACE and Adjusted EBITDA Margin from Continuing and Discontinued Operations (each as adjusted for the Impact of Transactions) to be appropriate performance measures because they are objective financial measurements that are understood and valued by many of our stakeholders.

The target number of shares subject to the 2024 Annual PSUs awarded to the Named Executive Officers in 2024 were as follows:

Named Executive Officer	Target Number of PSUs Subject to 2024 Annual PSUs
David Peacock	207,852
Christopher Growe	83,140
Jack Pestello	69,422
Michael Taylor	69,284
Andrea Young	69,284

Annual PSU Grants

FEATURE	DESCRIPTION
Plan Concept

Three one-year performance periods ending on December 31 of 2024, 2025 and 2026 with PSUs earned as follows: (i) upon the completion of the 2026 performance period, a number of PSUs will be earned equal to the target number of PSUs, multiplied by an average of the annual achievement percentages, up to a maximum of 200% of target. Such “average achievement percentages” shall equal the sum of (i) 75% multiplied by the ACE achievement percentage (as described below) for each annual performance period plus (ii) 25% multiplied by the Adjusted EBITDA Margin from Continuing and Discontinued Operations achievement percentage (as described below) for each annual performance period. Any earned PSUs shall be further subject to adjustment based on our relative TSR.

ACE Achievement

The ACE achievement percentage during the 2024 performance period will be determined as follows: 0% for ACE of $262.2 million (“threshold”); 100% for ACE of $276.5 million (“target”); and 200% for ACE of $290.8 million and above (“maximum”). Linear interpolation will be used to determine achievement between levels.

Adjusted EBITDA Margin from Continuing and Discontinued Operations Achievement

The Adjusted EBITDA Margin from Continuing and Discontinued Operations achievement percentage during the 2024 performance period will be determined as follows: 0% for Adjusted EBITDA Margin of 10.9% (“threshold”); 100% for Adjusted EBITDA Margin from of 11.9% (“target”); and 200% for Adjusted EBITDA Margin of 12.9% and above (“maximum”). Linear interpolation will be used to determine achievement between levels.

Relative TSR Adjustment

Earned PSUs are further subject to adjustment based on the Company’s relative TSR ranking during the period commencing on January 1, 2024 and ending on December 31, 2026. If the relative TSR ranking over the three-year performance period is at or above the 75th percentile, a minimum of 100% of the target number of PSUs will become earned; however, if the relative TSR ranking over the three-year performance period is at or below the 25th percentile, in no event will more than 100% of the target number of PSUs become earned. The relative TSR ranking is a comparison against 57 other identified companies some of which are included in the peer group identified above, some of which are retailers, some of which are consumer packaged goods suppliers and some of which are service providers.

The “target” ACE and Adjusted EBITDA Margin from Continuing and Discontinued Operations achievement goals for the 2025 and 2026 performance periods will be the actual ACE and Adjusted EBITDA Margin from Continuing and Discontinued Operations from the prior performance period, unless (i) if actual ACE or Adjusted EBITDA Margin from Continuing and Discontinued Operations is above the “maximum” level in the prior performance period, then the “target” ACE or Adjusted EBITDA Margin from Continuing and Discontinued Operations for the following performance period will be set at the previous performance period’s “maximum level”, or (ii) if actual ACE or Adjusted EBITDA Margin from Continuing and Discontinued Operations for the prior performance period is below the “threshold” level, then the “target” ACE or Adjusted EBITDA Margin from Continuing and Discontinued Operations for the following performance period will be set at the previous performance period’s “threshold” level.

The “threshold” and “maximum” ACE goals for the 2025 and 2026 performance periods will equal (i) the “target” ACE goal for the applicable performance period, plus (for “maximum” goals) or minus (for “threshold” goals) (ii) 2.5%, multiplied by our gross operating assets at the beginning of the applicable performance period. The “threshold” and “maximum” Adjusted EBITDA Margin from Continuing and Discontinued Operations goals for the 2025 and 2026 performance periods will equal (i) the “target” Adjusted EBITDA Margin from Continuing and Discontinued Operations goal for the applicable performance period, plus (for “maximum” goals) or minus (for “threshold” goals) (ii) 1%.

For purposes of the 2024 Annual PSUs, the following definitions apply: (i) “ACE” means Adjusted EBITDA from (as set forth in the Company’s publicly filed SEC documents for the relevant performance period, as adjusted for the Impact of Transactions), less capital charges and accounting charges for stock-based compensation; and (iii) “Adjusted EBITDA Margin from Continuing and Discontinued Operations” means Adjusted EBITDA from Continuing and Discontinued Operations (as set forth in the Company’s publicly filed SEC documents) for the relevant period divided by revenues net of reimbursable expenses for such period.

For information regarding the treatment of these PSUs in connection with each Named Executive Officer’s separation from the Company, see below “—Potential Payments Upon Termination or Change in Control.”

For purposes of the 2024 Annual PSUs, ACE, Adjusted EBITDA, Adjusted EBITDA from Continuing and Discontinued Operations and Adjusted EBITDA Margin from Continuing and Discontinued Operations, which are non‑GAAP financial measures, are calculated in accordance with the Company’s historical practices and, as applicable, in accordance with U.S. generally accepted accounting principles, as adjusted by the Impact of Transactions. Impact of Transactions means eliminating the impact of any acquisition or divestitures (including any deconsolidation transactions) between (i) the Adjusted EBITDA from Continuing and Discontinued Operations and revenues related to such acquisition or divestiture for the particular period, and (ii) the Adjusted EBITDA from Continuing and Discontinued Operations and revenues, respectively, for such acquisition or divestiture during the corresponding period in the calendar year prior to such acquisition or divestiture, as such historic Adjusted EBITDA from Continuing and Discontinued Operations and revenues for the acquisition or divestiture are determined and equitably adjusted if deemed appropriate by the Human Capital Committee at the time of such acquisition or divestiture. For a reconciliation of ACE to net loss and a calculation of Adjusted EBITDA Margin from Continuing and Discontinued Operations, see Annex A.

2024 Annual PSUs Performance Determination for 2024 Performance Period

In connection with the completion of the Company’s financial audit for 2024, the Human Capital Committee determined that with respect to the PSUs granted to the Named Executive Officers in 2024, achievement of the performance objective applicable to the ACE and Adjusted EBITDA Margin from Continuing and Discontinued Operations objectives for 2024 were 133.7% and 112.1% of targets, respectively, for each objective (which targets were $276.5 million and 11.87%, respectively). As a result, these achievement levels will be used in determining the average annual achievement percentage under the PSUs after the end of the 2026 performance period, as may be further adjusted based on our relative TSR ranking during the period commencing on January 1, 2024 and ending on December 31, 2026.

2024 Restricted Stock Unit Grants

In April 2024, the Human Capital Committee determined to grant the following RSUs grants to our Named Executive Officers:

Named Executive Officer	Number of RSUs
David Peacock	207,852
Christopher Growe	83,140
Jack Pestello	69,422
Michael Taylor	69,284
Andrea Young	69,284

The RSUs grants made in 2024 are scheduled to vest in equal installments on each of the first, second, and third anniversaries of the grant date, subject to the Named Executive Officer’s continued service with the Company through each applicable vesting date.

2024 Option Grants

In April 2024, the Human Capital Committee determined to make the following grants of stock options to each of our Named Executive Officers:

Named Executive Officer	Number of Options
David Peacock	1,450,549
Christopher Growe	263,736
Jack Pestello	220,219
Michael Taylor	219,780
Andrea Young	219,780

The option grants made in 2024 are scheduled to vest in equal installments on each of the first, second, and third anniversaries of the grant date, subject to the Named Executive Officer’s continued service with the Company through each applicable vesting date. The options have an exercise price per share of $4.33, which was the closing price of our Class A common stock on the grant date.

Accelerated Vesting of Named Executive Officer Equity Awards

The equity awards granted to our named executive officers are eligible for accelerated vesting under certain circumstances as described below under “Potential Payments Upon Termination or Change in Control.”

Retirement Savings

We have established a 401(k) retirement savings plan for our employees, who we refer to as our “teammates”, who satisfy certain eligibility requirements. Our Named Executive Officers are eligible to participate on the same terms as all of our teammates. Under the 401(k) plans, eligible teammates may elect to reduce their current compensation by up to the prescribed annual limit and contribute these amounts to the 401(k) plan. Subject to eligibility limits, we provide a matching contribution of up to 50% of the first 6% of salaries contributed by participating teammates.

Other Benefits and Perquisites

Additional benefits received by our Named Executive Officers include certain benefits provided to our teammates generally, including medical, dental and vision benefits, flexible spending and/or health care saving accounts, basic and voluntary life and accidental death and dismemberment insurance, short‑term and long‑term disability insurance, critical illness and accident insurance, as well as certain benefits provided only to certain members of management, including executive health care insurance premiums, executive physicals, supplemental disability insurance, monthly car allowances and commuting allowances.

Currently, as well as in the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits for our Named Executive Officers will be approved and subject to periodic review by the Human Capital Committee. We do not expect these perquisites and personal benefits to be a significant component of our compensation program.

Severance Benefits

We have entered into employment agreements with each of Messrs. Peacock, Growe and Taylor and a separation agreement with Mr. Pestello, the material elements of which with respect to severance benefits are summarized below under “Potential Payments Upon Termination or Change in Control.” Additionally, outstanding equity awards held by our Named Executive Officer include termination or change in control‑based acceleration provisions, which are also summarized below under “Potential Payments Upon Termination or Change in Control.”

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code (the “Code”) generally limits, for U.S. corporate income tax purposes, the annual tax deductibility of compensation paid to certain current and former executive officers to $1.0 million. Although the Company believes that tax deductibility of executive compensation is an important consideration, the Human Capital Committee in its judgment has authorized, and may in the future authorize, compensation payments that are not fully tax deductible or modify compensation programs and practices without regard for tax deductibility when it believes that such compensation is appropriate.

Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual receiving the excess payment. Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long‑term incentive plans including stock options and other equity‑based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our Named Executive Officers in the future, we anticipate that the Human Capital Committee will consider all elements of the cost to us of providing such compensation, including the potential impact of Section 280G. However, the Human Capital Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent. We do not provide for excise tax gross‑ups to our executives and the employment agreements for each of our Named Executive Officers provide for a potential reduction in excess parachute payments as described below under “Potential Payments Upon Termination or Change in Control.”

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718, for our stock‑based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock‑based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their stock‑based awards in their income statements over the period that a teammate is required to render service in exchange for the award. Grants of stock options, restricted stock, restricted stock units and other equity‑based awards under our equity incentive award plans will be accounted for under ASC 718. We anticipate that the Human Capital Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Compensation‑Related Risk

The Human Capital Committee, with input from management and external advisors, monitors our compensation policies and practices, including those for our Named Executive Officers, to ensure that these policies and practices do not encourage excessive and unnecessary risk‑taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. Given the nature of our business, and the material risks we face, we believe that our compensation plans, policies and programs are not reasonably likely to give rise to risk that would have a material adverse effect on our business.

Executive Share Ownership Guidelines

In 2021, following a recommendation from the Human Capital Committee, our board of directors established share ownership guidelines in order to align the interests of key executives of the Company with the Company’s stockholders by ensuring that those key executives have substantial ownership of the Company’s common stock. The guidelines provide that, within five years, certain key executives are expected to acquire and establish holdings in our stock equal in value to a multiple of base salary, depending on their positions, as follows:

Covered Executives	Minimum Shareholding Requirement
Chief Executive Officer	6x salary
Other Named Executive Officers	3x salary
Other Senior Executive Team Members	1x salary

Until an executive’s minimum shareholding requirement is achieved, the executive will be required to retain 50% of the net shares received from equity awards that vest after the second anniversary of the effective date of the guidelines (or the first anniversary in the case of executive officers). If an executive has not satisfied the minimum shareholding requirement within the relevant compliance period, the executive must retain 100% of the net shares described in the previous sentence (rather than 50%) until the minimum shareholding requirement is satisfied.

If a certain key executive becomes subject to a greater ownership amount due to promotion or increase in base salary, such executive is expected to meet the higher ownership threshold within five years of the promotion or base salary increase. The Human Capital Committee will periodically monitor the application of these guidelines.

As of December 31, 2024, each of our executives was in compliance with the guidelines or had additional time within which to comply.

Insider Trading Policy and Procedures

The Company has adopted an insider trading compliance policy governing the purchase, sale and other dispositions of our securities by our directors, officers, employees and certain consultants specified by our management, which we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and NASDAQ Stock Market listing standards, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy can be found as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 7, 2025.

Anti‑Hedging Policy

All of our officers, directors and employees and certain consultants specified by our management are prohibited from engaging in hedging transactions relating to our securities. In addition, such persons are also prohibited from pledging our securities to secure loans. Additionally, spouses, minor children and any other family member sharing the same household as the foregoing, as well as any other account, trust or entity over which the foregoing may make or influence investment decisions, whether or not the securities are held directly or indirectly, are similarly prohibited from engaging in such hedging transactions.

Executive Compensation Recoupment (Clawback) Policy

The Company has adopted a compensation recovery policy as required by Rule 10D‑1 under the Securities Exchange Act of 1934, as amended, and the corresponding listing standards of the NASDAQ Stock Market. This policy provides for the mandatory recovery (subject to limited exceptions) from current and former officers, and discretionary recovery, for other senior executives selected to participate, of incentive‑based compensation that was erroneously received during the three years preceding the date that the Company is required to prepare an accounting restatement. Covered restatements include both a restatement to correct an error that is material to previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive‑based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.

Human Capital Committee Report

The following Human Capital Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

The Human Capital Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement. Based on this review and these discussions, the Human Capital Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10‑K for the year ended December 31, 2024.

Members of the Human Capital Committee

Robin Manherz, Chair

Timothy J. Flynn

Tiffany Han

Brian K. Ratzan

Summary Compensation Table

The following table sets forth information concerning the compensation of our Named Executive Officers for the years ended December 31, 2024 and 2023. None of our Named Executive Officers was an executive officer in 2022.

Name and Principal Position		Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
David Peacock	Chief Executive Officer	2024	1,100,000	—	1,799,998	2,640,000	710,000	71,777	6,321,775
		2023	985,769	2,950,000	5,999,995	5,765,000	—	79,971	15,780,735
Christopher Growe	Chief Financial Officer	2024	589,231	—	719,992	480,000	323,640	31,632	2,144,495
		2023	420,000	140,000	559,997	648,000	560,000	21,113	2,349,110
Jack Pesetllo	Chief Operating Officer, Branded Services	2024	600,000	—	601,194	400,800	144,000	19,640	1,765,634
		2023	426,923	475,000	1,000,000	846,666	—	717	2,749,306
Michael Taylor	Chief Operating Officer, Retailer Services	2024	518,269	—	600,000	400,000	265,000	19,662	1,802,931
		2023	500,000	25,000	1,000,000	423,333	500,000	10,975	2,459,308
Andrea Young	Chief Operating Officer, Experiential Services	2024	537,692	—	600,000	400,000	310,000	1,069	1,848,761
		2023	436,824	25,000	999,998	—	500,000	1,387	1,963,209

(1) Amounts reported for the Named Executive Officers reflect base salaries earned for 2024. For 2024, the amount for Ms. Young includes a payment for 2023 that she received in 2024. For only 2023, the amount for Ms. Young, includes $26,618 in payments to her in lieu of accrued vacation and sick leave.

(2) The amount reported in the Bonus column for Mr. Peacock for 2023 reflects: (i) the one-time signing bonus of $1,300,000 paid to him in connection with his commencement of employment with the Company in February 2023 and (ii) the annual performance-based non-equity incentive compensation paid to Mr. Peacock for 2023, which was earned based on Company performance but is reported in the Bonus column as required by SEC rules given that this portion of his bonus was guaranteed for 2023 in connection with his commencement of employment. The amount reported in the Bonus column for Mr. Growe for 2023 reflects the one-time signing bonus paid to him in connection with his commencement of employment with the Company in March 2023 ($100,000) and the portion of his annual bonus that was paid in the discretion of the Human Capital Committee based on individual performance. The amount reported in the Bonus column for Mr. Pestello for 2023 represents the annual performance-based non-equity incentive compensation guaranteed for 2023 in connection with his commencement of employment and the portion of his annual bonus that was paid in the discretion of the Human Capital Committee based on individual performance. The amounts reported in the Bonus column for Mr. Taylor and Ms. Young for 2023 reflect the portion of his or her annual bonus that was paid in the discretion of the Human Capital Committee based on individual performance.

(3) The amounts reported in the Stock Awards and Option Awards columns represent the aggregate grant date fair value, as computed in accordance with ASC 718, based on the valuation methodology (including assumptions) set forth in footnote 12 to the Company’s Consolidated Financial Statements, as filed with the SEC in the Company’s Annual Report on Form 10‑K for 2024, of the PSUs, RSUs, and stock options granted during the applicable fiscal year. PSUs are valued at target. If the PSU awards granted during 2024 were valued at maximum, the amounts shown in the Stock Awards column would be: Mr. Peacock, $2,699,997, Mr. Growe, $1,079,988, Mr. Pestello, $901,791, Mr. Taylor, $900,000, and Ms. Young, $900,000.

(4) Represents the annual performance‑based non‑equity incentive compensation paid based on our financial performance in respect of the year earned. See the discussion regarding annual incentive compensation in “Compensation Discussion and Analysis” beginning on page 23 for further information regarding the performance measures.

(5) Amounts in this column include the following for the year ended December 31, 2024:

Name	Car Allowance ($)	401(k) Matching Contribution ($)	Executive Healthcare Benefits ($)	Disability Premiums ($)	Life Insurance Premiums ($)	Total ($)
David Peacock	36,000	10,350	6,377	18,696	354	71,777
Christopher Growe	—	10,350	20,213	715	354	31,632
Jack Pestello	—	—	18,571	715	354	19,640
Michael Taylor	—	10,350	8,243	715	354	19,662
Andrea Young	—	—	—	715	354	1,069

Grants Of Plan‑Based Awards In 2024

The following table sets forth information regarding grants of plan‑based awards made to the Named Executive Officers during the year ended December 31, 2024.

			Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards:	All other option awards:
Name	Type of Award	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of shares of stock or units (#)(3)	Number of securities underlying options (#)(4)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option Awards(5)
David Peacock	Annual Incentive	—	—	1,650,000	2,200,000	—	—	—	—	—	—	—
	PSU	4/19/2024	—	—	—	—	207,852	415,704	—	—	—	899,999
	RSU	4/19/2024	—	—	—	—	—	—	207,852	—	—	899,999
	Option	4/19/2024	—	—	—	—	—	—	—	1,450,549	4.33	2,640,000
Christopher Growe	Annual Incentive	—	—	600,000	—	—	—	—	—	—	—	—
	PSU	4/19/2024	—	—	—	—	83,140	166,280	—	—	—	359,996
	RSU	4/19/2024	—	—	—	—	—	—	83,140	—	—	359,996
	Option	4/19/2024	—	—	—	—	—	—	—	263,736	4.33	480,000
Jack Pestello	Annual Incentive	—	—	450,000	—	—	—	—	—	—	—	—
	PSU	4/19/2024	—	—	—	—	69,422	138,844	—	—	—	300,597
	RSU	4/19/2024	—	—	—	—	—	—	69,422	—	—	300,597
	Option	4/19/2024	—	—	—	—	—	—	—	220,219	4.33	400,800
Michael Taylor	Annual Incentive	—	—	500,000	—	—	—	—	—	—	—	—
	PSU	4/19/2024	—	—	—	—	69,284	138,568	—	—	—	300,000
	RSU	4/19/2024	—	—	—	—	—		69,284	—	—	300,000
	Option	4/19/2024	—	—	—	—	—	—	—	219,780	4.33	400,000
Andrea Young	Annual Incentive	—	—	500,000	—	—	—	—	—	—	—	—
	PSU	4/19/2024	—	—	—	—	69,284	138,568	—	—	—	300,000
	RSU	4/19/2024	—	—	—	—			69,284	—	—	300,000
	Option	4/19/2024	—	—	—	—	—	—	—	219,780	4.33	400,000

(1) The actual amounts paid for 2024 are shown in the “Non‑Equity Incentive Plan Compensation” column of the 2024 Summary Compensation Table.

(2) Represents awards of PSUs awarded in 2024 and earned based on three annual performance periods, with the final performance period ending December 31, 2026. For additional information on the specific terms of the PSUs see “Long‑Term Equity Incentive Compensation – 2024 Performance Stock Unit Grants” in the “Compensation Discussion and Analysis” above.

(3) Represents RSUs awarded in 2024. For additional information on the specific terms of the RSUs see “Long‑Term Equity Incentive Compensation – 2024 Restricted Stock Unit Grants” in the “Compensation Discussion and Analysis” above.

(4) Represents options awarded in 2024. For additional information on the specific terms of the RSUs see “Long‑Term Equity Incentive Compensation – 2024 Restricted Stock Unit Grants” in the “Compensation Discussion and Analysis” above.

(5) The value of stock awards and option awards is determined using the aggregate grant date fair value computed in accordance with ASC 718, excluding the effect of any estimated forfeitures. The assumptions used in calculating the grant date fair value of the PSU, RSU, and option reported in this column are set forth in footnote 12 to the Company’s Consolidated Financial Statements, as filed with the SEC in the Company’s Annual Report on Form 10‑K for 2024. For more information, please see footnote (1) to the Summary Compensation Table above.

Narrative Disclosure to Summary Compensation Table and Grants of Plan‑Based Awards Table

We are party to employment agreements with Messrs. Peacock, Growe and Taylor. The material elements of these employment agreements are summarized below.

David Peacock

In connection with the appointment of Mr. Peacock as Chief Executive Officer of the Company, the Company and Mr. Peacock entered into an Employment Agreement on January 16, 2023, which was subsequently amended and restated on February 1, 2023 (as amended, the “Peacock Employment Agreement”). Pursuant to the Peacock Employment Agreement, Mr. Peacock receives his annual base salary and is eligible for an annual incentive bonus with a target amount equal to 150% of his base salary, both of which are subject to adjustment from time to time. Thsue Peacock Employment Agreement also provides that Mr. Peacock will be eligible to receive annual equity grants with an aggregate grant date fair value (as calculated based on the closing price of the Company’s Class A common stock on the grant date) of $3,000,000, 50% of which is granted in the form of RSUs and 50% of which is granted in the form of PSUs. Mr. Peacock is also eligible to participate in the Company’s standard benefits plans, as well as our executive health care reimbursement program, executive long‑term disability plan and other benefit programs offered to executives, and a commuting allowance.

Mr. Peacock’s employment agreement provides for severance payments as more fully described under “—Potential Payments Upon Termination or Change in Control.”

Christopher Growe

In connection with the appointment of Mr. Growe as Chief Financial Officer of the Company, the Company and Mr. Growe entered into an Employment Agreement on March 13, 2023, which was subsequently amended and restated on March 31, 2023 (as amended, the “Growe Employment Agreement”). Pursuant to the Growe Employment Agreement, Mr. Growe receives his annual base salary and is eligible for an annual incentive bonus with a target amount equal to 100% of his base salary, both of which are subject to adjustment from time to time. The Growe Employment Agreement also provides that Mr. Growe will be eligible to receive annual equity grants with an aggregate grant date fair value (as calculated based on the closing price of the Company’s Class A common stock on the grant date) of 200% of his base salary. Mr. Growe is also eligible to participate in the Company’s standard benefits plans, as well as our executive health care reimbursement program, executive long term disability plan and other benefit programs offered to executives.

Mr. Growe’s employment agreement provides for severance payments as more fully described under “—Potential Payments Upon Termination or Change in Control.”

Michael Taylor

We are a party to an Employment Agreement with Mr. Taylor in connection with his employment as our Chief Operating Officer, Retailer Services, dated October 18, 2017 (the “Taylor Employment Agreement”). Pursuant to the Taylor Employment Agreement, Mr. Taylor receives his annual base salary and is eligible for an annual incentive bonus with a target amount equal to 100% of his base salary, both of which are subject to adjustment from time to time. Notwithstanding the terms of the Taylor Employment Agreement, Mr. Taylor’s annual base salary was increased to $525,000 per year in 2024; however, his annual incentive bonus was not increased and was at $500,000 for 2024. In addition, Mr. Taylor is eligible to participate in our equity incentive plans, as well as the Company’s standard benefits plans, our executive health care reimbursement program, our executive long term disability plan and other benefit programs offered to executives. Mr. Taylor’s employment agreement provides for severance payments as more fully described under “—Potential Payments Upon Termination or Change in Control.”

Dean General

In connection with the appointment of Mr. General as the Company’s Chief Operating Officer, Branded Services, the Company and Mr. General entered into an employment offer letter agreement (the “General Agreement”), pursuant to which Mr. General commenced employment March 24, 2025. Pursuant to the General Agreement, Mr. General is entitled to an annual base salary of $600,000 and a cash signing bonus of $500,000. The signing bonus is payable in equal installments on each of April 11, 2025 and July 15, 2025, and is subject to repayment or forfeiture on an after-tax basis in the event Mr. General resigns without good reason or is terminated for cause (as such terms are defined in the General Agreement) prior to the first anniversary of his commencement of employment. Mr. General will also be eligible to receive a target bonus of 80% of his base salary, with a guaranteed bonus with respect to 2025 of no less than his target bonus or the bonus amount he would receive based on actual performance (whichever is greater), prorated based on the number of days he is employed in 2025. In addition, commencing in 2026, Mr. General is eligible to receive an annual equity award under the Company’s A&R 2020 Plan with an aggregate value of $1,000,000. Mr. General's employment agreement provides for severance payments as more fully described under “—Potential Payments Upon Termination or Change in Control.”

Jack Pestello

Prior to his transition to a non-executive role in March 2025, Mr. Pestello served as our Chief Operating Officer, Branded Services, and was party to an employment agreement with the Company, dated as of March 28, 2023 (the “Pestello Employment Agreement”). Pursuant to the Pestello Employment Agreement, Mr. Pestello was entitled to receive his annual base salary and be eligible for an annual incentive bonus with a target amount equal to 100% of his base salary, both of which are subject to adjustment from time to time. The Pestello Employment

Agreement also provided that Mr. Pestello would be eligible to receive annual equity grants with an aggregate grant date fair value (as calculated based on the closing price of the Company’s Class A common stock on the grant date) of $1,000,000. The agreement also provided that Mr. Pestello would also eligible to participate in the Company’s standard benefits plans, as well as our executive health care reimbursement program, executive long term disability plan and other benefit programs offered to executives.

In connection with Mr. Pestello’s resignation as the Company’s Chief Operating Officer, Branded Services, the Company and Mr. Pestello entered into a Separation Agreement and General Release (the “Separation Agreement”), the terms of which are described under “—Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards At 2024 Year‑End

The following table sets forth specified information regarding outstanding equity awards held by the Named Executive Officers as of December 31, 2024. The market values below for outstanding PSUs and RSUs were computed using the closing price of Class A common stock on December 31, 2024, which was $2.92. For more information on the PSUs, RSUs, and options held by the Named Executive Officers see “2024 Equity Grants” on page 27.

			Option Awards					Share based awards
Name	Grant Date	Type of Award	Number of shares underlying unexercised options (#) exercisable	Number of shares underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units that have not vested (#)		Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
David Peacock	4/19/2024	PSU	—	—		—	—	—		—	207,852	(2)	606,928
	4/19/2024	RSU	—	—		—	—	207,852	(3)	606,928	—		—
	4/19/2024	Option	—	1,450,549	(4)	4.33	4/19/2031	—		—	—		—
	3/8/2023	PSU	—	—		—	—	377,359	(5)	1,101,888	283,018	(6)	826,413
	2/1/2023	RSU	—	—		—	—	377,358	(3)	1,101,885	—		—
	2/1/2023	Option	1,600,000	400,000	(7)	2.65	2/1/2033	—		—	—		—
	2/1/2023	Option	—	2,750,000	(8)	5.00	2/1/2033	—		—	—		—
	2/1/2023	Option	—	3,250,000	(9)	10.00	2/1/2033	—		—	—		—
Christopher Growe	4/19/2024	PSU	—	—		—	—	—		—	83,140	(2)	242,769
	4/19/2024	RSU	—	—		—	—	83,140	(3)	242,769	—		—
	4/19/2024	Option	—	263,736	(4)	4.33	4/19/2031	—		—	—		—
	6/12/2023	PSU	—	—		—	—	130,233	(5)	380,280	97,574	(6)	285,208
	6/12/2023	RSU	—	—		—	—	43,411	(3)	126,760	—		—
	4/3/2023	Option	360,000	240,000	(10)	2.00	4/3/2033	—		—	—		—
	4/3/2023	Option	—	600,000	(11)	5.00	4/3/2033	—		—	—		—
	4/3/2023	Option	—	600,000	(12)	10.00	4/3/2033	—		—	—		—
Jack Pestello	4/19/2024	PSU	—	—		—	—	—		—	69,422	(2)	202,712
	4/19/2024	RSU	—	—		—	—	69,422	(3)	202,712	—		—
	4/19/2024	Option	—	220,219	(4)	4.33	4/19/2031	—		—	—		—
	6/12/2023	PSU	—	—		—	—	232,559	(5)	679,072	174,418	(6)	509,301
	6/12/2023	RSU	—	—		—	—	77,520	(3)	226,358	—		—
	6/1/2023	Option	400,000	266,666	(13)	2.00	6/1/2033	—		—	—		—
	6/1/2023	Option	—	666,667	(14)	5.00	6/1/2033	—		—	—		—
	6/1/2023	Option	—	666,667	(15)	10.00	6/1/2033	—		—	—		—
Michael Taylor	4/19/2024	PSU	—	—		—	—	—		—	69,284	(2)	202,309
	4/19/2024	RSU	—	—		—	—	69,284	(3)	202,309	—		—
	4/19/2024	Option	—	219,780	(4)	4.33	4/19/2031	—		—	—		—
	6/12/2023	PSU	—	—		—	—	232,559	(5)	679,072	174,418	(6)	509,301
	6/12/2023	RSU	—	—		—	—	77,520	(3)	226,358	—		—
	6/12/2023	Option	200,000	133,333	(16)	2.15	6/12/2033	—		—	—		—
	6/12/2023	Option	—	333,333	(17)	5.00	6/12/2033	—		—	—		—
	6/12/2023	Option	—	333,334	(18)	10.00	6/12/2033	—		—	—		—
	6/1/2022	PSU	—	—		—	—	4,147	(19)	12,109	—		—
	6/1/2022	RSU	—	—		—	—	4,726	(3)	13,858	—		—
	3/11/2022	PSU	—	—		—	—	12,665	(19)	36,982	—		—
	3/11/2022	RSU	—	—		—	—	14,497	(3)	42,331	—		—
Andrea Young	4/19/2024	PSU	—	—		—	—	—		—	69,284	(2)	202,309
	4/19/2024	RSU	—	—		—	—	69,284	(3)	202,309	—		—
	4/19/2024	Option	—	219,780	(4)	4.33	4/19/2031	—		—	—		—
	10/02/2023	PSU	—	—		—	—	176,057	(5)	514,086	132,042	(6)	385,563
	10/2/2023	RSU	—	—		—	—	58,686	(3)	171,363	—		—
	6/1/2022	PSU	—	—		—	—	8,293	(19)	24,216	—		—
	6/1/2022	RSU	—	—		—	—	9,491	(3)	27,714	—		—
	3/11/2022	PSU	—	—		—	—	14,585	(19)	42,588	—		—
	3/11/2022	RSU	—	—		—	—	16,695	(3)	48,749	—		—

(1) This value is based upon the closing sale price of the Company’s Class A common stock on December 31, 2024 of $2.92.

(2) Represents an award of PSUs that is a contingent right to receive Class A common stock upon vesting. The number of PSUs that vest at the end of the final performance period ending December 31, 2026 will depend, in part, on the Company’s ACE and Adjusted EBITDA Margin from Continuing and Discontinued Operations during each of the three one-year performance periods, and, in part, on the Company’s relative TSR ranking. The Named Executive Officers will receive payment with respect to the PSUs, in the form of shares of the Company’s Class A common stock, at the conclusion of the final performance period. Between 0% and 200% of the target PSUs will be eligible to vest based on the average annual performance of each performance period relative to the ACE and Adjusted EBITDA Margin from Continuing and Discontinued Operations objectives set forth in the applicable PSU award agreements. In addition, the final PSU vesting based on ACE and Adjusted EBITDA Margin from Continuing and Discontinued Operations will be subject to adjustment based on the Company’s relative TSR ranking, which sets a floor of 100% target PSUs if the relative TSR ranking at the end of the three-year performance period is at or above the 75th percentile and a cap of 100% target PSUs if the relative TSR ranking at the end of the three-year performance period is at or below the 25th percentile. The PSUs are reflected in the table above at “target” performance levels. The vesting of equity awards held by the Named Executive Officers is subject to their continued service with the Company through each applicable vesting date.

(3) Represents an award of RSUs that is a contingent right to receive Class A Common Stock upon vesting. The RSUs are scheduled to vest in equal installments on each of the first, second and third anniversaries of the grant date, subject to the Named Executive Officer’s continued service with the Company through each applicable vesting date.

(4) Represents an award of stock options, giving the Named Executive Officer the right to purchase Class A common stock upon vesting. The option is scheduled to vest in equal installments on each of the first, second, and third anniversaries of the grant date, subject to the Named Executive Officer’s continued service with the Company through each applicable vesting date.

(5) Represents an award of PSUs that is a contingent right to receive Class A common stock upon vesting. The PSUs reflected in this row under the “Number of shares or units that have not vested” column represent the portion of the 2023 PSUs that were earned at “target” based on the Company’s achievement of Adjusted EBITDA from Continuing and Discontinued Operations and revenues performance goal levels (in each case as adjusted for the Impact of Transaction) in 2023 and are scheduled to vest in three equal installments on each of the first, second, and third anniversaries of the grant date, subject to the Named Executive Officer’s continued service with the Company through each such date. The Company’s achievement for the 2023 performance period exceeded target, as described above in the “Compensation Discussion and Analysis,” but the above-target portion of the PSUs remain subject to additional performance-based vesting conditions and are described in footnote (6) below.

(6) Represents an award of PSUs that is a contingent right to receive Class A common stock upon vesting. The PSUs reflected in this row under the "Equity incentive plan awards: number of unearned shares, units or other rights that have not vested" column represent the portion of the 2023 PSUs that were earned above "target" level based on the Company’s achievement of Adjusted EBITDA from Continuing and Discontinued Operations and revenues performance goal levels (in each case as adjusted for the Impact of Transactions) in 2023 and will vest in full on the third anniversary of the grant date, subject to continued performance during fiscal year 2025 with respect to Adjusted EBITDA from Continuing and Discontinued Operations and revenues, as applicable, at above the performance levels achieved in 2023 for such performance metrics and the Named Executive Officer’s continued service with the Company through the vesting date.

(7) Represents an award of stock options, giving the Mr. Peacock the right to purchase Class A common stock upon vesting. The option vested with respect to 1,600,000 shares on February 1, 2024 and will vest with respect to the remaining 400,000 shares on February 1, 2025, subject to the Mr. Peacock’s continued service with the Company through each applicable vesting date.

(8) Represents an award of stock options, giving Mr. Peacock the right to purchase Class A common stock upon vesting. The option is scheduled to vest with respect to 1,200,000 shares on February 1, 2025, and the remaining 1,550,000 on February 1, 2026, subject to Mr. Peacock’s continued service with the Company through each applicable vesting date.

(9) Represents an award of stock options, giving Mr. Peacock the right to purchase Class A common stock upon vesting. The option is scheduled to vest with respect to 50,000 shares on February 1, 2026, 1,600,000 shares on February 1, 2027, and the remaining 1,600,000 shares on February 1, 2028, subject to Mr. Peacock’s continued service with the Company through each applicable vesting date.

(10) Represents an award of stock options, giving Mr. Growe the right to purchase Class A common stock upon vesting. The option vested with respect to 360,000 shares on March 27, 2024, and is scheduled to vest with respect to the remaining 240,000 shares on March 27, 2025, subject to Mr. Growe’s continued service with the Company through each applicable vesting date.

(11) Represents an award of stock options, giving Mr. Growe the right to purchase Class A common stock upon vesting. The option is scheduled to vest with respect to 120,000 shares on March 27, 2025, 360,000 shares on March 27, 2026, and the remaining 120,000 shares on March 27, 2027, subject to Mr. Growe’s continued service with the Company through each applicable vesting date.

(12) Represents an award of stock options, giving Mr. Growe the right to purchase Class A common stock upon vesting. The option is scheduled to vest with respect to 240,000 shares on March 27, 2027, and the remaining 360,000 shares on March 27, 2028, subject to Mr. Growe’s continued service with the Company through each applicable vesting date.

(13) Represents an award of stock options, giving Mr. Pestello the right to purchase Class A common stock upon vesting. The option vested with respect to 400,000 shares on June 1, 2024, and is scheduled to vest with respect to the remaining 266,666 shares on June 1, 2025, subject to Mr. Pestello’s continued service with the Company through each applicable vesting date.

(14) Represents an award of stock options, giving Mr. Pestello the right to purchase Class A common stock upon vesting. The option is scheduled to vest with respect to 133,334 shares on June 1, 2025, 400,000 shares on June 1, 2026, and 133,333 shares on June 1, 2027, subject to Mr. Pestello’s continued service with the Company through each applicable vesting date.

(15) Represents an award of stock options, giving Mr. Pestello the right to purchase Class A common stock upon vesting. The option is scheduled to vest with respect to 266,667 shares on June 1, 2027 and the remaining 400,000 shares on June 1, 2028, subject to Mr. Pestello’s continued service with the Company through each applicable vesting date.

(16) Represents an award of stock options, giving Mr. Taylor the right to purchase Class A common stock upon vesting. The option vested with respect to 200,000 shares on June 12, 2024, and is scheduled to vest with respect to the remaining 133,333 shares on June 12, 2025, subject to Mr. Taylor’s continued service with the Company through each applicable vesting date.

(17) Represents an award of stock options, giving Mr. Taylor the right to purchase Class A common stock upon vesting. The option is scheduled to vest with respect to 66,667 shares on June 12, 2025, 200,000 shares on June 12, 2026, and 66,666 shares on June 12, 2027, subject to Mr. Taylor’s continued service with the Company through each applicable vesting date.

(18) Represents an award of stock options, giving Mr. Taylor the right to purchase Class A common stock upon vesting. The option is scheduled to vest with respect to 133,334 shares on June 12, 2027 and the remaining 200,000 shares on June 12, 2028, subject to Mr. Taylor’s continued service with the Company through each applicable vesting date.

(19) Represents an award of PSUs that is a contingent right to receive Class A common stock upon vesting. The PSUs became earned based on the Company’s achievement of Adjusted EBITDA and revenues goals for fiscal year 2022, which, in March 2023, were determined to be achieved at 0% and 83.2% of target, respectively. As a result, the earned PSUs in the amount set forth in the table above were scheduled to vest in equal installments on each of the first, second, and third anniversaries of the grant date, subject to the Named Executive Officer’s continued service with the Company through each applicable vesting date.

Option Exercises and Stock Vested

The following table summarizes the stock options that were exercised and the PSUs and RSUs that vested during 2024.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting	Value Realized Upon Vesting ($)(1)
David Peacock	—	$—	377,357	1,507,541
Christopher Growe	—	$—	86,820	265,669
Jack Pestello	—	$—	155,037	474,413
Michael Taylor	—	$—	218,286	709,501
Andrea Young	—	$—	195,503	673,043

(1) Reflects the product of the number of shares of stock subject to awards of RSUs and PSUs, as applicable, that vested during 2024, multiplied by the closing price of our common stock on the applicable vesting date.

Potential Payments Upon Termination or Change in Control

The following discussion describes and quantifies the estimated amount of potential payments and benefits that would be provided to each of our Named Executive Officer’s under the Company’s A&R 2020 Plan and applicable award agreements, and employment agreements with certain of the Named Executive Officers in the event of a termination of employment and/or a change in control of the Company. The material elements of these provisions are summarized below.

Employment Arrangements
David Peacock

Pursuant to the Peacock Employment Agreement, if the Company terminates Mr. Peacock’s employment without cause or if Mr. Peacock resigns for good reason (each as defined in the Peacock Employment Agreement), in addition to compensation he would have earned as of the termination date, any accrued but unpaid bonus and benefits generally available to all salaried employees, Mr. Peacock will be entitled to the following severance payments and benefits: (i) continued payment of base salary for 24 months following the date of termination, (ii) a pro‑rated bonus for the year of termination based on actual results for the full performance period in which his employment terminates, (iii) a cash lump sum of $72,000, which may be used by Mr. Peacock to pay for continued health care coverage, (iv) pro‑rated vesting of outstanding time‑based equity awards scheduled to vest on the next applicable vesting date based on the number of days worked during the then‑current vesting period, and (v) pro‑rated vesting of outstanding performance‑based equity awards scheduled to vest on the next applicable vesting date based on the number of days worked during the then‑current performance period (with PSUs vesting based on actual performance). In addition, Mr. Peacock’s outstanding stock options will remain exercisable until the third anniversary of the termination date (or, if earlier, the original outside expiration date of such awards). These severance payments and benefits are subject to Mr. Peacock’s execution of a release of claims against us and continued compliance with certain restrictive covenants.

Additionally, in the event of a termination of employment due to death or disability (as defined in the Peacock Employment Agreement), in addition to any accrued amounts and any accrued bonus, Mr. Peacock would become entitled to 12 months of continuing base salary payments (less any amounts received under any disability policy, if applicable), and in the event of a termination of employment due to disability, a cash lump sum of $36,000, which may be used by Mr. Peacock to pay for health insurance coverage.

Christopher Growe

Pursuant to his employment agreement, if the Company terminates Mr. Growe's employment without cause or if he resigns for good reason (each as defined in the Growe Employment Agreement), in addition to compensation he would have earned as of the termination date, any accrued but unpaid bonus and benefits available to all salaried employees, Mr. Growe will be entitled to the following severance payments and benefits: (i) continued payment of base salary for 12 months following termination, (ii) payment of the Company’s portion of post‑employment Company‑sponsored healthcare insurance premiums under COBRA for up to 12 months following termination, (iii) pro‑rated vesting of outstanding time‑based equity awards scheduled to vest on the next applicable vesting date based on the number of days worked during the then‑current vesting period, and (iv) pro‑rated vesting of outstanding performance‑based equity awards scheduled to vest on the next applicable vesting date based on the number of days worked during the then‑current performance period (with PSUs vesting based on actual performance). In addition, his vested and outstanding stock options will remain exercisable until the first anniversary of his termination date (or, if earlier, the original expiration date of such options). These severance payments and benefits are subject to Mr. Growe's execution of a release of claims against us and continued compliance with certain restrictive covenants.

Additionally, in the event of a termination of employment due to death or disability (as defined in the Growe Employment Agreement), in addition to any accrued amounts and any accrued bonus, Mr. Growe will be entitled to 6 months of continuing base salary payments (less any amounts received under any disability policy, if applicable), and in the event of a termination of employment due to disability, health insurance coverage on the same terms as active employees for 6 months, or if earlier, upon becoming covered by the health insurance policy of a subsequent employer.

Michael Taylor

Pursuant to the Taylor Employment Agreement, if the Company terminates Mr. Taylor’s employment without cause or if he resigns for good reason (each as defined in the Taylor Employment Agreement) outside of the Change in Control Period (as defined below), in addition to the compensation he would have earned as of the termination date, any accrued but unpaid bonus and benefits generally available to all salaried employees, Mr. Taylor will be entitled to the following severance payments and benefits: (i) continued payment of base compensation (consisting of his base salary plus his target bonus amount) for 9 months following termination, (ii) prorated bonus for the year of termination based on the number of days employed in the year (the “Taylor Prorated Bonus”), (iii) payment of the Company’s portion of post‑employment Company‑sponsored healthcare insurance premiums under COBRA for up to 9 months following termination, and (iv) outplacement assistance services.

In addition, if the Company terminates Mr. Taylor’s employment without cause or if he resigns for good reason within the 12 months following a change in control (the “Change in Control Period”), in addition to the accrued benefits, Mr. Taylor will be entitled to the following severance payments and benefits: (i) continued payment of base compensation (consisting of his base salary plus his target bonus amount) for 12 months following termination, (ii) the Taylor Prorated Bonus, (iii) payment of the Company’s portion of post‑employment Company‑sponsored healthcare insurance premiums under COBRA for up to 12 months following termination, and (iv) outplacement assistance services.

Additionally, in the event of a termination of employment due to death or disability (as defined in the Taylor Employment Agreement), in addition to the accrued benefits, Mr. Taylor will be entitled to the Taylor Prorated Bonus.

Dean General

Pursuant to the General Agreement, if the Company terminates Mr. General's employment without cause or if Mr. General resigns for good reason (each as defined in the General Agreement), in addition to the compensation he would have earned as of the termination date, any accrued but unpaid bonus and benefits generally available to all salaried employees, Mr. General will be entitled to the following severance payments and benefits: (i) continued payment of his base salary for 12 months following the date of termination, (ii) 12 months of continued health insurance coverage at active employee rates, (iii) pro-rated vesting of outstanding time-based equity awards scheduled to vest on the next applicable vesting date based on the number of days worked during the then-current vesting period (provided, however, that any equity awards that vest in whole or in part based on performance shall be governed by the applicable award agreements), and (iv) vesting of two-thirds of his initial equity grant if the termination occurs prior to the second anniversary of his commencement date.

Jack Pestello

Effective March 24, 2025, Mr. Pestello transitioned from our Chief Operating Officer, Branded Services, to a non-executive role with the Company. In connection with his transition, Mr. Pestello and the Company entered into a

Separation Agreement and General Release (the “Pestello Separation Agreement”), pursuant to which Mr. Pestello's employment will terminate effective May 1, 2025. Pursuant to the Pestello Separation Agreement, Mr. Pestello is eligible to receive the following severance benefits: (i) cash severance equal to $780,000, of which $600,000 is payable over the 12-month period following May 1, 2025, $75,000 is payable in a lump sum on May 15, 2025 and $105,000 is payable in a lump sum on June 1, 2026, (ii) 12 months of continued health insurance coverage at active employee rates, and (iii) continued vesting of his outstanding equity awards through May 1, 2025, as well as vesting a portion of the equity awards scheduled to vest in June 2025. Mr. Pestello's receipt of his severance benefits is subject to and conditioned upon his non-revocation of the Pestello Separation Agreement, including a release, and his continued compliance with any restrictive covenants.

Equity Plan and Award Agreements

The A&R 2020 Plan provides that in the event of a change in control of the Company where outstanding awards are not assumed or substituted, all such awards will vest in full. Additionally, if awards are assumed or substituted in connection with a change in control, if the successor company terminates a Named Executive Officer’s employment without cause within 12 months following the change in control, the award will become fully vested.

With respect to outstanding PSUs granted prior to 2024, for which all performance periods have been completed, if a change in control occurs prior to the third anniversary of the grant date, the number of PSUs that will be deemed earned will be based on actual performance. Any earned PSUs will vest on the original vesting dates, subject to continued employment or service, or, if earlier, upon a termination without cause or resignation for good reason, in either case, within 12 months following the change in control, or upon death or disability.

With respect to outstanding PSUs granted in 2024: (i) if a change in control occurs prior to the end of the applicable annual performance period, the number of PSUs that will be deemed earned will be based on target performance, and (ii) if a change in control occurs at or following the end of the applicable performance period, the number of PSUs that will be deemed earned will be based on actual performance (provided, further, that there will be no adjustment based on the Company’s relative TSR ranking). Any earned PSUs will vest on the original vesting dates, subject to continued employment or service, or, if earlier, upon a termination without cause or resignation for good reason, in either case, within 12 months following the change in control, or upon death or disability. In the event of a termination without cause or resignation for good reason, in either case, after 12 months following the change in control, any earned PSUs will be prorated based on the length of service during the three-year period ending December 31, 2026.

Additionally, the governing award agreements provide that if a Named Executive Officer experiences a termination due to his or her death or disability prior to a change in control, all outstanding RSUs and options held by the Named Executive Officer would vest and outstanding PSUs would vest at target.

If a Named Executive Officer experiences a termination without cause or a resignation for good reason prior to a change in control, the outstanding PSUs granted in 2024 will accelerate based on performance as determined pursuant to the methodology set forth in the award agreements but using actual performance for any completed or in process annual performance period and target for any annual performance period that has not yet commenced, with the resulting number of PSUs pro-rated to reflect the portion of the three year term of the award that has elapsed prior to the date of termination.

If a Named Executive Officer experiences a termination without cause or a resignation for good reason prior to a change in control, the outstanding PSUs granted prior to 2024 will vest as provided in the executive employment agreements.

Quantification of Potential Payments Upon Termination or Change in Control

The following table summarizes the payments that would be made to our Named Executive Officers upon the occurrence of a qualifying termination of employment and/or a change in control of the Company, assuming that each Named Executive Officer’s termination of employment with us and/or change in control (as applicable) occurred on December 31, 2024 under the circumstances described above. Amounts shown assume that any successor company in a change in control assumed or substituted awards for any outstanding awards under the A&R 2020 Plan and do not include (i) accrued but unpaid salary through the date of termination or (ii) vested benefits already earned or accrued by the Named Executive Officer prior to termination.

Name	Benefit	Termination without Cause or for Good Reason (No Change in Control)		Termination without Cause or for Good Reason in Connection with Change in Control		Termination due to Death or Disability
David Peacock(1)	Severance pay	$2,200,000		$2,200,000		$1,100,000
	Healthcare Benefits(2)	72,000		72,000		36,000
	Equity Acceleration(3)	1,412,195	(4)	4,081,099	(5)	1,768,831	(6)
Christopher Growe(1)	Severance pay	600,000		600,000		300,000
	Healthcare Benefits(2)	25,178		25,178		12,589
	Equity Acceleration(3)	555,239	(4)	1,498,586	(5)	970,609	(6)
Jack Pestello(1)	Severance pay	780,000		—		—
	Healthcare Benefits(2)	25,178		—		—
	Equity Acceleration(3)	1,294,008		—		—
Michael Taylor(1)	Severance pay	393,750		525,000		—
	Healthcare Benefits(2)	15,470		20,627		—
	Equity Acceleration(3)	—		2,047,297	(5)	1,335,687	(6)
Andrea Young(1)	Severance pay	—		—		—
	Healthcare Benefits(2)	—		—		—
	Equity Acceleration(3)	—		1,618,898	(5)	982,276	(6)

(1) For each Messrs. Peacock, Growe, and Taylor, and Ms. Young, the severance payments and benefits set forth in the table above reflect the estimated payments and benefits assuming the applicable triggering event took place on December 31, 2024. For Mr. Pestello, the severance payments and benefits set forth in the table above reflect the payments and benefits actually received or to be received by him in connection with his termination of employment, which are described in more detail above under “Potential Payments Upon Termination or Change in Control—Jack Pestello.”

(2) Reflects company portion of payments made during the severance period described above. For termination due to death or disability, healthcare benefits continue only for termination related to disability, and are reduced by any amounts received under an applicable disability policy.

(3) For Messrs. Peacock, Growe, and Taylor, and Ms. Young, represents the value of certain equity awards held by the Named Executive Officers on December 31, 2024 that would be subject to accelerated vesting, based on the closing stock price of our common stock on December 31, 2024 ($2.92) less, if applicable, the exercise price of each outstanding stock option. For Mr. Pestello, represents the value of the accelerated vesting of his equity awards in connection with his termination of employment based on the closing stock price of our common stock on December 31, 2024 ($2.92), although the actual vesting of his awards will occur on different dates. Mr. Pestello’s amount does include up to 179,130 PSUs that may vest in the future subject to the Company’s actual performance. For details regarding the equity award that were accelerated in connection with Mr. Pestello’s termination of employment, see above under “Potential Payments Upon Termination or Change in Control—Jack Pestello.”

(4) For purposes of this column, the number of RSUs and options subject to accelerated vesting is reflected based on the number of awards that would vest on the next occurring vesting date following the date of termination. For PSUs granted prior to 2024, the number of PSUs subject to accelerated vesting is based on actual performance given that the applicable performance period was complete as of December 31, 2024. For PSUs granted in 2024, the number of PSUs subject to accelerated vesting is based on (i) actual performance for completed annual performance periods as of the assumed date of termination, and (ii) target performance for performance periods that have not yet commenced as of the assumed date of termination, in each case, without any adjustment based on our relative TSR ranking, and prorated based on the length of service during the three-year period ending December 31, 2026.

(5) For purposes of this column, for PSUs granted prior to 2024, the number of PSUs subject to accelerated vesting is based on actual performance given that the applicable performance period was complete as of December 31, 2024. For PSUs granted in 2024, the number of PSUs subject to accelerated vesting is based on actual performance for the 2024 performance period, given that the performance period was upon the assumed date of termination of employment, and is based on target performance for the 2025 performance period and 2026 performance period, given that the performance periods would not have commenced on the assumed date of termination of employment, without any adjustment based on our relative TSR ranking.

(6) For purposes of this column, for PSUs granted prior to 2024, the number of PSUs subject to accelerated vesting is based on target performance (or, if such termination due to death or disability occurs following a change in control, based on the number of PSUs that remain eligible to vest following the change in control, as described in footnote (5)). For purposes of this table, the PSUs are reflected based on target performance.

Pay Versus Performance

The following table sets forth information concerning the compensation of our Named Executive Officers for each of the fiscal years ended December 31, 2020, 2021, 2022, 2023, and 2024 and our financial performance for each such fiscal year:

									Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO (David Peacock) ($)	Summary Compensation Table Total for PEO (Jill Griffin) ($)	Summary Compensation Table Total for PEO (Tanya Domier) ($)	Compensation Actually Paid to PEO (David Peacock) ($)(1)(4)	Compensation Actually Paid to PEO (Jill Griffin) ($)(2)(4)	Compensation Actually Paid to PEO (Tanya Domier) ($)(3)(4)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(5)	Net (Loss) Income ($ in thousands)	Adjusted EBITDA from Continuing and Discontinued Operations(6) ($ in thousands)
2024	6,321,775	—	—	(4,321,670)	—	—	1,890,455	(540,431)	31	127	(324,770)	374,373
2023	15,780,735	2,570,265	653,997	24,446,629	1,303,890	479,509	2,317,434	3,606,125	38	115	(60,382)	424,282
2022	—	7,540,376	7,605,766	—	6,697,920	(717,974)	4,905,643	1,690,808	22	119	(1,377,302)	435,985
2021	—	6,626,971	10,330,444	—	—	6,176,582	5,791,592	3,533,727	84	123	57,549	521,178
2020	—	—	14,074,523	—	—	14,074,523	6,834,475	6,555,725	139	108	(175,070)	487,175

(1) David Peacock has served as Chief Executive Officer of the Company since February 1, 2023.

(2) Jill Griffin served as Chief Executive Officer of the Company from the period between April 1, 2022 and January 16, 2023.

(3) Tanya Domier resigned as Chief Executive Officer of the Company, and was appointed Executive Chair, on April 1, 2022. In addition, Ms. Domier served as interim Principal Executive Officer during the period between January 16, 2023 and February 1, 2023.

(4) Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining Named Executive Officers for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non‑PEO NEOs
2024	David Peacock	Christopher Growe, Jack Pestello, Michael Taylor, Andrea Young
2023	David Peacock, Jill Griffin and Tanya Domier	Christopher Growe, Jack Pestello, Michael Taylor, Andrea Young, and Brian Stevens
2022	Jill Griffin and Tanya Domier	Brian Stevens
2021	Tanya Domier	Jill Griffin and Brian Stevens
2020	Tanya Domier	Jill Griffin and Brian Stevens

The amounts reported in the “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non‑PEO NEOs” columns do not reflect the actual compensation paid to or realized by our PEOs or our non‑PEO NEOs during each applicable year. The calculation of compensation actually paid for purposes of this table includes point‑in‑time fair values of stock awards and these values will fluctuate based on our stock price, various accounting valuation assumptions and projected performance related to our performance awards. See the Summary Compensation Table for certain other compensation of our PEOs and our non‑PEO NEOs for each applicable fiscal year and the Options Exercised and Stock Vested table for the value realized by each of them upon the vesting of stock awards during 2024.

Compensation actually paid to our Named Executive Officers represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2024
Adjustments	PEO (David Peacock)	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(4,439,998)	$(1,050,496)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	(2,230,812)	(467,023)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(4,114,144)	(850,664)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	141,509	(62,703)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—
TOTAL ADJUSTMENTS	$(10,643,445)	$(2,430,886)

Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for RSU awards, the closing price per share on the applicable year‑end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for PSU awards, the same valuation methodology as RSU awards above except that the year‑end values are multiplied by the probability of achievement of the applicable performance objective as of the applicable date; and (iii) for stock options, a Black Scholes value as of the applicable year‑end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life set equal to the remaining life of the award in the case of underwater stock options and, in the case of in the money options, an expected life equal to the original ratio of expected life relative to the ten year contractual life multiplied times the remaining life as of the applicable revaluation date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%. For additional information on the assumptions used to calculate the valuation of the awards, see the Notes to Consolidated Financial Statements in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2024 and prior fiscal years.

(5) For the relevant fiscal year, represents the cumulative total shareholder return (“TSR”) on our Class A common stock and the cumulative TSR (the “Peer Group TSR”) of the S&P Consumer Staples Select Sector Index (the “Peer Group”) through December 31, 2020, 2021, 2022, 2023, and 2024. The table assumes $100 was invested at the market close on October 29, 2020, which was the first day our Class A common stock began trading. Data for the Peer Group TSR assumes reinvestment of dividends.

(6) The Company selected Adjusted EBITDA from Continuing and Discontinued Operations as the company‑selected measure for the pay versus performance disclosure, as it represents the most important financial performance measure used to link compensation actually paid to the PEO(s) and the remaining Named Executive Officers. See Annex A in this proxy statement for a reconciliation of Adjusted EBITDA from Continuing and Discontinued Operations, a non‑GAAP measure, to the most directly comparable GAAP measure.

Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to the individuals serving as our PEO and the average of the compensation actually paid to our remaining Named Executive Officers, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income, and (iv) our Adjusted EBITDA from Continuing and Discontinued Operations, in each case, for the fiscal years ended December 31, 2020, 2021, 2022, 2023 and 2024.

TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.s. Total

CAP vs. Total Shareholder Return
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
Compensation Actually Paid (CAP) (in thousands)
$160
$140
$120
$100
$80
$60
$40
$20
$-
$(20)
Value of Initial Fixed $100 Investment
2020
2021
2022
2023
2024
CAP to PEO (Tanya Domier)
CAP to PEO (Jill Griffin)
CAP to PEO (David Peacock)
Avg. CAP to Non-PEO NEOs
Company TSR
S&P Consumer Staples Select Sector Index

CAP vs. Net (Loss) Income
Compensation Actually Paid (CAP) (in thousands)
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
Net (loss) Income (in thousands)
$200,000
$-
$(200,000)
$(400,000)
$(600,000)
$(800,000)
$(1,000,000)
$(1,200,000)
$(1,400,000)
2020
2021
2022
2023
2024
CAP to PEO (Tanya Domier)
CAP to PEO (Jill Griffin)
CAP to PEO (David Peacock)
Avg. CAP to Non-PEO NEOs
Net (Loss) Income

CAP vs. Adjusted EBITDA from Continuing and Discontinued Operations
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
Compensation Actually Paid (CAP) (in thousands)
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
Adjusted EBITDA (in thousands)
2020
2021
2022
2023
2024
CAP to PEO (Tanya Domier)
CAP to PEO (Jill Griffin)
CAP to PEO (David Peacock)
Avg. CAP to Non-PEO NEOs
Adjusted EBITDA

Pay Versus Performance Tabular List

We believe the following performance measures represent important financial performance measures used by us to link compensation actually paid to our Named Executive Officers for the fiscal year ended December 31, 2024:

•
Adjusted EBITDA from Continuing and Discontinued Operations (as adjusted for Impact of Transactions);
•
Incentive EBITDA;
•
ACE (as adjusted for Impact of Transactions);
•
Adjusted EBITDA Margin from Continuing and Discontinued Operations (as adjusted for Impact of Transactions); and
•
Relative TSR.

For additional details regarding our most important financial performance measures, please see the sections titled “Annual Performance‑Based Non‑Equity Incentive Compensation” and “Long‑Term Equity Incentive Compensation” in our Compensation Discussion and Analysis (CD&A) elsewhere in this proxy statement.

CEO Pay Ratio—2024

For 2024, the annual total compensation of our median employee was $12,773, and the annual total compensation (determined as described below) of Mr. Peacock was $6,321,775. The ratio of these amounts is 488 to 1.

To identify our median employee, we used a consistently applied compensation measure (“CACM”) to all employees on our worldwide payroll as of December 31, 2024, including full time, part‑time, regular, and temporary employees.

Our CACM consisted of gross earnings as of December 31, 2024 (annualized for permanent employees on leave of absence or not employed for the full year) as obtained from our internal payroll systems. Exchange rates were applied as of the determination date to convert all non‑U.S. currencies into U.S. dollars. Other than annualizing base salary for permanent employees, we did not make any compensation adjustments whether for cost of living or otherwise in the identification process.

The median employee’s annual total compensation for fiscal 2024 was determined using the same methodology used to determine our Named Executive Officers’ annual total compensation set forth in the “Summary Compensation Table” on page 34.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S‑K under the Exchange Act. SEC regulations permit companies to adopt a variety of methodologies, apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices and other factors unique to their workforce and business operations when calculating their pay ratio. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

Policies and Practices Related to the Timing of Grants of Certain Equity Awards

Grant approval for executive officers occurs at regularly scheduled meetings of the Human Capital Committee. The timing of grants is not coordinated with the release of material non-public information, and the Human Capital Committee does not take material nonpublic information into account when determining the timing and terms of awards. Stock option awards are priced at fair market value on the date of grant (as defined under our equity plan) and awards of restricted stock units are also made in accordance with the terms of our equity plan.

In addition to grants made as part of our annual equity grant process for our current employees, grants may also be made during the year to newly hired employees as part of the in-hire compensation package, as well as to existing employees for purposes of promotion or retention, as part of a special incentive program or in recognition of special achievements. Any such grants to executive officers are generally approved at regularly scheduled meetings of the Human Capital Committee.

We do not grant “re-load” options, make loans to executive officers for any purpose, including to exercise stock options, nor do we grant stock options at a discount.

The following table sets forth information regarding option grants made to the Named Executive Officers during fiscal year 2024 within the period commencing four business days prior to and ending one business day following the filing by the company of a Form 10-K, 10-Q or Form 8-K containing material non-public information as required under Item 4.02(x) of Regulation S-K:

Named and Principal Position	Grant Date	Number of Securities Underlying the Award (1)	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award ($)(2)

Percentage Increase (Decrease) in the Closing Market Price of the Securities Underlying the Award between the Trading Day Ending Immediately Prior to the Disclosure of Material Non-public Information and the Trading Day Beginning Immediately Following the Disclosure of Material Non-public Information

David Peacock Chief Executive Officer	04/19/2024	1,450,549	$4.33	2,640,000	0.64%
Christopher Growe Chief Financial Officer	04/19/2024	263,736	$4.33	480,000	0.64%
Jack Pestello Chief Operating Officer, Branded Services	04/19/2024	220,219	$4.33	400,800	0.64%
Michael Taylor Chief Operating Officer, Retailer Services	04/19/2024	219,780	$4.33	400,000	0.64%
Andrea Young Chief Operating Officer, Experiential Services	04/19/2024	219,780	$4.33	400,000	0.64%

(1)
Represents stock options that will become eligible to vest in equal installments on each of the first, second and third anniversaries of the grant date, subject to continued service through the applicable vesting date.
(2)
This column represents the grant date fair value computed in accordance with ASC 718, excluding the effect of any estimated forfeitures. The assumptions used in calculating the grant date fair value of the option reported in this column are set forth in footnote 12 to the Company’s Consolidated Financial Statements, as filed with the SEC in the Company’s Annual Report on Form 10‑K for 2024.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following includes a summary of transactions since January 1, 2024 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control, and other arrangements, which are described under the section entitled “Executive Compensation.”

Limited Partnership Agreement

Karman Topco L.P., which we refer to as Topco, is our majority stockholder. Topco is governed by a limited partnership agreement among equity funds affiliated with or advised by Leonard Green Partners, CVC, Centerview Capital, Juggernaut Capital Partners and Bain Capital. This limited partnership agreement, as amended and/or restated from time to time, which we refer to as Topco’s limited partnership agreement or the Topco limited partnership agreement, contains agreements among the parties with respect to, among other things, restrictions on the issuance or transfer of interests in Topco, appointments of Topco directors, and the management and operations of Topco.

Units of Topco

Topco had four classes of equity securities: Common Series A Units, Common Series B Units, Common Series C Units (including Common Series C‑2 Units) and Common Series D Units.

Under Topco’s limited partnership agreement, except as required by law, only Common Series A Units are entitled to vote on matters requiring approval of the partnership, provided however, that until certain liquidity events occur, all actions requiring the vote or approval of the partnership must be approved by a majority of the units held by the equity funds affiliated with or advised by CVC and a majority of the units held by the equity funds affiliated with or advised by Leonard Green & Partners.

Common Series A Units

Common Series A Units are held by equity funds affiliated with or advised by CVC, Leonard Green & Partners, Centerview Capital, and Juggernaut Capital Partners, and Bain Capital.

Common Series B Units

Common Series B Units originally were issued to our management at the time of Topco’s acquisition of our business in 2014 (the “2014 Topco Acquisition”) as rollover equity interests, and additional Common Series B Units were issued to Daymon’s management in connection with the acquisition of Daymon Worldwide Inc. In 2024, the outstanding Common Series B that were issued as part of the 2014 Topco Acquisition were converted into shares of our Class A common stock. The ratio for such conversion was approximately 42.8 cents per dollar originally invested into Common Series B Units. The Common Series B Units issued to Daymon's management in connection with the acquisition of Daymon Worldwide were cancelled without value.

Common Series C Units

Common Series C Units were generally issued to members of our management and certain directors of Topco from the 2014 Topco Acquisition, which consisted of Time Vesting Units and 20% IRR Vesting Units, as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Equity‑Based Compensation” and elsewhere in our Annual Report on Form 10‑K for the 2021 fiscal year. The Common Series C‑2 Units were issued to members of our management, which were subject to forfeiture upon certain events, including (i) certain terminations of such employee’s employment with us or (ii) if the equity funds affiliated with or advised by CVC and Leonard Green & Partners do not receive certain threshold returns on their capital contributions. In 2024, all outstanding Common Series C and Common Series C-2 Units were cancelled for no value.

Common Series D Units

Common Series D Units are held exclusively by Centerview Capital, L.P. and Centerview Employees, L.P., which were granted in exchange for services provided to us.

Intercompany Promissory Notes

From time to time, Advantage Sales & Marketing Inc. entered into intercompany loan agreements with Topco, pursuant to which Topco has borrowed various amounts totaling $6.0 million from Advantage Sales & Marketing Inc. to facilitate the payment to certain former teammates for their equity interests in Topco. On September 1, 2020, Advantage Sales & Marketing Inc. entered into an intercompany loan agreement with Topco consolidating all outstanding amounts under the prior agreements. Pursuant to the intercompany loan agreement Topco borrowed $6.0 million at an interest rate of 0.39% per annum. This loan matured on December 31, 2023 and was pre‑payable at any time without penalty. In 2024, the parties entered into a new loan agreement for $6.3 million to refinance the matured loan. The loan bears interest at a rate of 10.09% per annum and matures on December 31, 2026. The loan is pre‑payable at any time without penalty.

Indemnification Under Certificate of Incorporation and Bylaws; Indemnification Agreements

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), subject to certain exceptions contained in our Bylaws. In addition, our certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.

We have also entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

Policy Regarding Related Party Transactions

Our board of directors has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on NASDAQ. The purpose of the policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any material transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we were, are or will be a participant, (ii) the aggregate amount involved exceeds $120,000, and (iii) a related person had, has or will have a direct or indirect material interest, in each case, other than compensation arrangements approved by the Audit Committee. For purposes of the policy, a related person is (a) any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of us or a nominee to become a director of us, (b) any person who is known to be the beneficial owner of more than 5% of our voting securities, (c) any immediate family member of any of the foregoing persons sharing the same household as such person, or (d) any firm, corporation or other entity in which any of the foregoing persons is employed as an executive director or is a general partner, managing member or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest. The Audit Committee reviews and approves, or ratifies, each related party transaction, taking into account whether the terms are comparable to those obtained in an arm’s length transaction, the extent of the related person’s interest and other factors. If advance approval of a related party transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval by the Chair of the Audit Committee, subject to ratification by the Audit Committee at its next regularly scheduled meeting. No director may participate in approval of a related party transaction for which he or she is a related person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of the Class A common stock as of April 4, 2025, by:

•
each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Class A common stock;
•
each Named Executive Officer, director and director nominee of the Company; and
•
all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of April 4, 2025.

The beneficial ownership percentages set forth in the table below are based on 323,370,226 shares of Class A common stock issued and outstanding as of April 4, 2025, and do not take into account the issuance of any shares of Class A common stock upon the exercise of warrants to purchase up to shares of Class A common stock that remain outstanding.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Class A common stock and preferred stock.

Name and Address of Beneficial Owner(1)	Number of Shares of Class A common stock	Percent Owned
Directors, Director Nominees and Named Executive Officers:
David A. Peacock (2)(3)	5,845,707	1.8%
Christopher Growe (2)(4)	1,014,308	*
Christopher Baldwin	—
Jack Pestello (2)(5)	1,022,846	*
Michael Taylor (2)(6)	563,911	*
Andrea Young (2)(7)	196,647	*
Cameron Breitner (8)	63,173	*
Virginie Costa (8)	213,332	*
Timothy J. Flynn (9)	15,450,000	4.8%
Tiffany Han	—
James M. Kilts (3)	929,477	*
Adam Levyn (9)	15,450,000	4.8%
Jody L. Macedonio (8)	148,029	*
Robin Manherz (8)	201,875	*
Adam Nebesar	—
Deborah Poole (8)	154,632	*
Brian K. Ratzan (8)	515,698	*
David J. West (8)	200,298	*
All directors, director nominees and executive officers as a group (18 individuals)	25,497,087	7.9%
Five Percent Holders:
Karman Topco L.P. (10)	179,716,789	55.6%
Conyers Park II Sponsor LLC (11)	18,483,333	5.6%

____________________________________

* Less than 1%.

(1) Unless otherwise noted, the business address of each of the following entities or individuals is c/o Advantage Solutions Inc., 8001 Forsyth Boulevard, Suite 1025, Clayton, Missouri 63105; provided, however, that the business address of each of Messrs. Kilts, West and Ratzan is c/o Conyers Park II Sponsor LLC, 999 Vanderbilt Beach Rd., Suite 601 Naples, Florida 34108.

(2) Includes shares of Class A common stock granted pursuant to a restricted stock award that is scheduled to vest on April 19, 2025.

(3) Includes 3,683,516 shares of Class A common stock underlying stock options which are vested or will vest within 60 days of April 4, 2025.

(4) Includes 807,912 shares of Class A common stock underlying stock options which are vested or will vest within 60 days of April 4, 2025 and 120,000 shares of Class A common stock held by a family trust.

(5) Includes 873,406 shares of Class A common stock underlying stock options which are vested or will vest within 60 days of April 4, 2025.

(6) Includes 273,260 shares of Class A common stock underlying stock options which are vested or will vest within 60 days of April 4, 2025 and 4,147 shares of Class A common stock granted pursuant to a performance restricted stock unit that is scheduled to vest on June 1, 2025.

(7) Includes 73,260 shares of Class A common stock underlying stock options which are vested or will vest within 60 days of April 4, 2025 and 8,293 shares of Class A common stock granted pursuant to a performance restricted stock unit that is scheduled to vest on June 1, 2025.

(8) Includes shares of Class A common stock granted pursuant to a restricted stock award that is scheduled to vest on May 28, 2025.

(9) Consists of shares of Class A common stock that were purchased pursuant to a subscription agreement entered into with the Company in connection with the Merger Agreement (the “PIPE Investment”) by Green Equity Investors VI, L.P. and Green Equity Investors Side VI, L.P. (collectively, the “Green Funds”), including shares of Class A common stock that such persons purchased related to redemptions in connection with the business combination. Voting and investment power with respect to the shares held by the Green Funds is shared among such persons. Voting and investment power may also be deemed to be shared with certain affiliated entities and investors of such persons, and may be deemed to be shared with Karman Coinvest L.P. (“Karman Coinvest”) and Karman II Coinvest LP (“Karman II Coinvest”) since Karman Coinvest and Karman II Coinvest may be offered the right to acquire a portion of the shares that was purchased in the PIPE Investment by the Green Funds. Karman Coinvest is jointly controlled and managed by an affiliate of Leonard Green & Partners, L.P. and an entity controlled by equity funds managed or advised by CVC. Messrs. Flynn and Levyn may be deemed to share voting and investment power with respect to such shares due to their positions with affiliates of the Green Funds, and each disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Each of the foregoing entities’ and individuals’ address is Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.

(10) The board of directors of Topco, currently consisting of Ms. Han and Messrs. Breitner, Flynn, Levyn and Nebesar, exercises voting and dispositive power with respect to these securities. No person or entity has the right to appoint a majority of Topco’s directors.

(11) Includes 7,333,333 shares of Class A common stock which may be purchased by exercising warrants that are exercisable. There are five managers of the CP Sponsor’s board of managers, including James M. Kilts, David J. West and Brian K. Ratzan. Each manager has one vote, and the approval of three of the five members of the board of managers is required to approve an action of the CP Sponsor. Under the so‑called “rule of three”, if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to the CP Sponsor. Based upon the foregoing analysis, the CP Sponsor has determined that no individual manager of the CP Sponsor exercises voting or dispositive control over any of the securities held by the CP Sponsor, even those in which he directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.

Topco

The following table sets forth information, as of April 4, 2025, regarding the beneficial ownership of the equity securities of Topco by:

•
each Named Executive Officer and director of the Company; and
•
all executive officers and directors of the Company, as a group.

As of April 4, 2025, Topco had two classes of equity securities: Common Series A Units and Common Series D Units. For a description of the material differences between the classes of equity securities of Topco, see “Certain Relationships and Related Transactions—Limited Partnership Agreement” and Topco’s limited partnership agreement.

Percentage ownership of the Common Series A Units and Common Series D Units of Topco in the table is based on 1,779,104.400 Common Series A Units and 30,000.000 Common Series D Units of Topco issued and outstanding as of April 4, 2025.

The amounts and percentages of units of Topco beneficially owned by each unitholder are determined on the basis of rules issued by the SEC. Under these rules, beneficial ownership includes any units as to which the individual or entity has sole or shared voting power or investment power and any units as to which the individual or entity has the right to acquire beneficial ownership within 60 days of April 4, 2025. In computing the number and percentage of units beneficially owned by an individual or entity, Common Series A Units of Topco, Common Series B Units of Topco Common Series C Units of Topco (including Common Series C‑2 Units), and Common Series D Units of Topco subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 4, 2025 are considered outstanding, although these units are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Advantage Solutions Inc., 8001 Forsyth Boulevard, Suite 1025, Clayton, Missouri 63105. Each of the unitholders listed has sole voting and investment power with respect to the units beneficially owned by the unitholder unless noted otherwise, subject to community property laws where applicable.

	Beneficial ownership of Common Series A Units of Topco			Beneficial ownership of Common Series D Units of Topco
Name and Principal Position	Number		Percent of Common Series A Units of Topco	Number		Percent of Common Series D Units of Topco
Named Executive Officers and Directors
David Peacock	—		—	—		—
Christopher Growe	—		—	—		—
Jack Pestello	—		—	—		—
Michael Taylor	—		—	—		—
Andrea Young	—		—	—		—
Christopher Baldwin	—		—	—		—
Cameron Breitner	—		—	—		—
Virginie Costa	—		—	—		—
Timothy J. Flynn	792,500	(1)	44.5%	—		—
Tiffany Han	—		—	—		—
James M. Kilts	50,000	(2)	2.8%	30,000	(3)	100.0%
Adam Levyn	792,500	(1)	44.5%	—		—
Jody L. Macedonio	—		—	—		—
Robin Manherz	—		—	—		—
Adam Nebesar	—		—	—		—
Deborah Poole
Brian K. Ratzan	—		—	—		—
David J. West	—		—	—		—
All directors, director nominees and executive officers as a group (18 individuals)	842,500	(1)(2)	47.4%	30,000	(3)	100.0%

*Less than 1%.

(1) Represents Common Series A Units of Topco held by Green Equity Investors VI, L.P. and Green Equity Investors Side VI, L.P. (collectively, the “Green Funds”), LGP Associates VI‑A LLC and LGP Associates VI‑B LLC (collectively, “LGP Associates”), Karman Coinvest L.P. (“Karman Coinvest”), and Karman II Coinvest LP (“Karman II Coinvest”). Voting and investment power with respect to the units of Topco held by the Green Funds, LGP Associates, Karman Coinvest, and Karman II Coinvest is shared among such persons. Voting and investment power may also be deemed to be shared with certain affiliated entities and investors of such persons. Additionally, of the 792,500.000 Common Series A Units reported, 140,000.000 Common Series A Units are owned by Karman Coinvest, which is jointly controlled and managed by an affiliate of Leonard Green & Partners, L.P. and an entity controlled by equity funds managed or advised by CVC. Messrs. Flynn and Levyn may be deemed to share voting and investment power with respect to such units due to their positions with affiliates of the Green Funds, and each disclaims beneficial ownership of such units except to the extent of his pecuniary interest therein. Each of the foregoing entities’ and individuals’ address is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.

(2) Represents Common Series A Units of Topco held by Centerview Capital, L.P. and Centerview Employees, L.P. (collectively, the “Centerview Funds”). Mr. Kilts was a director of Topco and is a partner of Centerview Capital G.P. LLC, the managing adviser to the Centerview Funds. As such, Mr. Kilts may be deemed to beneficially own the Common Series A Units of Topco held by the Centerview Funds, and he disclaims beneficial ownership of such units. Mr. Kilts’ address is c/o Centerview Capital, L.P., 999 Vanderbilt Beach Rd., Suite 601, Naples, FL 34108.

(3) Represents Common Series D Units of Topco held by the Centerview Funds. Mr. Kilts was a director of Topco and is a partner of Centerview Capital G.P. LLC, the managing adviser to the Centerview Funds. As such, Mr. Kilts may be deemed to beneficially own the Common Series D Units of Topco held by the Centerview Funds, and he disclaims beneficial ownership of such units. Mr. Kilts’ address is c/o Centerview Capital, L.P., 999 Vanderbilt Beach Rd., Suite 601, Naples, FL 34108.

Equity Compensation Plan Information

The following table provides information for the year ended December 31, 2024 regarding compensation plans under which our equity securities were authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding column(a))
Plan Category	(a)		(b)	(c)
Equity Compensation Plans Approved by Securities Holders
2020 Incentive Award Plan	39,024,283	(1)	$5.75	54,566,369
2020 ESPP	377,989		—	9,086,028	(3)
Equity Compensation Plans Not Approved by Securities Holders	—		—	—
Total	39,402,272		$5.75	63,652,397

(1) Includes (a) 18,591,265 shares of our Class A common stock issuable pursuant to RSUs and PSUs under the Amended and Restated 2020 Incentive Award Plan assuming target achievement of any applicable performance conditions and (b) 20,433,018 shares of our Class A common stock issuable pursuant to stock options under the Amended and Restated 2020 Incentive Award Plan. RSUs and PSUs each represent an unfunded, unsecured right to receive shares of our Class A common stock. The value of RSUs and PSUs varies directly with the price of our Class A common stock.

(2) The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs and PSUs, which have no exercise price.

(3) Represents shares available for future issuance under our 2020 Employee Stock Purchase Plan, after giving effect to 377,989 shares of which were eligible to be purchased pursuant to the purchase period in effect on December 31, 2024.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

Stockholders who, in accordance with Rule 14a‑8 of the Exchange Act, wish to present proposals at our 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) and wish to have those proposals included in the proxy materials to be distributed by us in connection with our 2026 Annual Meeting must submit their proposals to the Company at the physical address provided below on or before December 30, 2025 (120 days before the anniversary of the date that this proxy statement is released to stockholders in connection with the Annual Meeting). Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a‑8, in order for such proposal to be eligible for inclusion in our 2026 proxy statement.

In accordance with our Bylaws, in order to be properly brought before the 2026 Annual Meeting, regardless of inclusion in our proxy statement, notice of a matter a stockholder wishes to present must be delivered to the Company at the physical address provided below, not less than 90 nor more than 120 days prior to the first anniversary date of this Annual Meeting, which would be no earlier than January 28, 2026 and no later than February 27, 2026. If, however the date of the 2026 Annual Meeting is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary date of the Annual Meeting, notice by the stockholder to be timely must be delivered not later than 90 days prior to the 2026 Annual Meeting or, if later, the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by us. The stockholder must also provide all of the information required by our Bylaws.

Advantage Solutions Inc.

Corporate Secretary

8001 Forsyth Boulevard

Suite 1025

Clayton, Missouri 63105

STOCKHOLDER NOMINATIONS OF DIRECTORS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

Our Bylaws provide that any stockholder who is (i) present in person, (ii) a stockholder of record of shares of the Company both at the time of giving notice provided and at the time of the meeting, and (iii) entitled to vote for the election of directors at a meeting of stockholders, may nominate persons for election as directors only if timely written notice of such stockholder’s intent to make such nomination is delivered to the Company at the physical address provided below

To be timely for the 2026 Annual Meeting, a stockholder’s notice must be delivered to, or mailed and received at, the physical address provided below not less than 90 nor more than 120 days prior to the first anniversary of the Annual Meeting, which would be no earlier than January 28, 2026 and no later than February 27, 2026. If, however the date of the 2026 Annual Meeting is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary date of the Annual Meeting, notice by the stockholder to be timely must be delivered not later than 90 days prior to the 2026 Annual Meeting or, if later, the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by us.

A stockholder’s notice to our Corporate Secretary concerning the nomination of persons for election as directors must set forth the information required by our Bylaws.

In addition to satisfying the foregoing requirements under our organizational documents, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a‑19 under the Exchange Act no later than March 29, 2026 (60 days prior to the one‑year anniversary of the Annual Meeting).

Advantage Solutions Inc.

Corporate Secretary

8001 Forsyth Boulevard

Suite 1025

Clayton, Missouri 63105

HOUSEHOLDING

The SEC allows companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Householding is the term used to describe the practice of delivering a single set of notices, proxy statements and annual reports to any household at which two or more stockholders reside. This procedure reduces the volume of duplicate information stockholders receive and also reduces a company’s printing and mailing costs. Householding will continue until you are notified otherwise or you submit contrary instructions.

The Company will promptly deliver an additional copy of any such document to any stockholder who writes the Company. Alternatively, if you share an address with another stockholder and have received multiple copies of our notice, proxy statement and annual report, you may contact us to request delivery of a single copy of these materials. Any such written request should be directed to the Company at the following physical address or email address:

Advantage Solutions Inc.

Corporate Secretary

8001 Forsyth Boulevard

Suite 1025

Clayton, Missouri 63105

Email: stockholder.relations@youradv.com

Phone: (314) 655‑9333

ANNUAL REPORT ON FORM 10‑K

A copy of our Annual Report on Form 10‑K for the year ended December 31, 2024, as filed with the SEC, is available to stockholders without charge upon written request directed to Investor Relations, at 8001 Forsyth Boulevard, Suite 1025, Clayton, Missouri 63105 or by email at stockholder.relations@youradv.com. The Company makes available on or through our website free of charge our annual report on Form 10‑K, quarterly reports on Form 10‑Q, current reports on Form 8‑K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after filing.

OTHER MATTERS

We do not presently know of any matters to be acted upon at the Annual Meeting other than the matters referred to in this proxy statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.

By order of the board of directors,

Bryce Robinson

Chief Legal Officer and Corporate Secretary

April 24, 2025

Annex A
NON‑GAAP FINANCIAL MEASURES

Adjusted EBITDA, Adjusted EBITDA from Continuing and Discontinued Operations, Adjusted EBITDA Margin from Continuing and Discontinued Operations and ACE are supplemental non GAAP financial measures of our operating performance. Adjusted EBITDA means net loss before (i) interest expense, net, (ii) provision for (benefit from) income taxes, (iii) depreciation, (iv) amortization of intangible assets, (v) impairment of goodwill, (vi) changes in fair value of warrant liability, (vii) stock based compensation expense, (viii) equity-based compensation of Karman Topco L.P., (ix) fair value adjustments of contingent consideration related to acquisitions, (x) acquisition and divestiture related expenses, (xi) (gain) loss on divestitures, (xii) restructuring expenses, (xiii) reorganization expenses, (xiv) litigation expenses (recovery) , (xv) costs associated with COVID-19, net of benefits received, (xvi) costs associated with (recovery from) the Take 5 Matter and (xvii) EBITDA for economic interests in investments and (xviii) other adjustments that management believes are helpful in evaluating our operating performance. Adjusted EBITDA from Continuing and Discontinued Operations means mean net (loss) income before (i) interest expense (net), (ii) provision for (benefit from) income taxes, (iii) depreciation, (iv) amortization of intangible assets, (v) impairment of goodwill, (vi) changes in fair value of warrant liability, (vii) stock based compensation expense, (viii) equity-based compensation of Karman Topco L.P., (ix) fair value adjustments of contingent consideration related to acquisitions, (x) acquisition and divestiture related expenses, (xi) (gain) loss on divestitures, (xii) restructuring expenses, (xiii) reorganization expenses, (xiv) litigation expenses (recovery), (xv) costs associated with COVID-19, net of benefits received, (xvi) costs associated with (recovery from) the Take 5 Matter, (xvii) EBITDA for economic interests in investments and (xviii) other adjustments that management believes are helpful in evaluating our operating performance. Adjusted EBITDA Margin from Continuing and Discontinued Operations means Adjusted EBITDA from Continuing and Discontinued Operations divided by revenues net of reimbursable expenses from continuing and discontinued operations. ACE means Adjusted EBITDA from Continuing and Discontinued Operations, as adjusted for the Impact of Transactions, less capital charges and accounting charges for stock-based compensation.

We present these measures because these are key operating measure used by us to assess our financial performance. These measures adjusts for items that we believe do not reflect the ongoing operating performance of our business, such as certain non cash items, unusual or infrequent items or items that change from period to period without any material relevance to our operating performance. We evaluate this measure in conjunction with our results according to GAAP because we believe it provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. Furthermore, the agreements governing our indebtedness contain covenants and other tests based on measures substantially similar to the measures involving EBITDA, and our agreements regarding our long-term incentive compensation involve the Adjusted EBITDA Margin and ACE measurements. These measures should not be considered as an alternatives for our Net income, our most directly comparable measure presented on a GAAP basis. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Additionally, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore our non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

A reconciliation of Adjusted EBITDA to Net Loss is provided in the following table:

Year Ended December 31,
(in thousands)	2024
Net loss	$(378,404)
Add:
Interest expense, net	146,792
Benefit from income taxes	(62,787)
Depreciation and amortization	204,553
Impairment of goodwill and indefinite-lived assets	275,170
Gain on deconsolidation of subsidiaries, net	—
(Gain) loss on divestitures	—
Change in fair value of warrant liability	(584)
Stock-based compensation expense (a)	31,019
Equity-based compensation of Karman Topco L.P. (b)	723
Fair value adjustments related to contingent consideration related to acquisitions (c)	1,678
Acquisition and divestiture related expenses (d)	(1,168)
Restructuring expenses (e)	30,051
Reorganization expenses (f)	88,800
Litigation (recovery) expenses (g)	(1,940)
Costs associated with COVID-19, net of benefits received (h)	—
Costs associated with the Take 5 Matter, net of (recoveries) (i)	1,845
EBITDA for economic interests in investments (j)	20,266
Adjusted EBITDA	$356,014

A reconciliation of Adjusted EBITDA from Continuing and Discontinued Operations to Net loss is provided in the following table:

Year Ended December 31,
(in thousands)	2024
Net loss	$(324,770)
Add:
Interest expense, net	146,840
Benefit from income taxes	(21,469)
Depreciation and amortization	209,248
Impairment of goodwill and indefinite-lived assets	275,170
Gain on deconsolidation of subsidiaries, net	—
(Gain) loss on divestitures	(95,099)
Change in fair value of warrant liability	(584)
Stock-based compensation expense (a)	28,211
Equity-based compensation of Karman Topco L.P. (b)	723
Fair value adjustments related to contingent consideration related to acquisitions (c)	3,561
Acquisition and divestiture related expenses (d)	4,369
Restructuring expenses (e)	30,051
Reorganization expenses (f)	98,335
Litigation (recovery) expenses (g)	(1,940)
Costs associated with COVID-19, net of benefits received (h)	—
Costs associated with the Take 5 Matter, net of (recoveries) (i)	1,845
EBITDA for economic interests in investments (j)	19,882
Adjusted EBITDA from Continuing and Discontinued Operations	$374,373

A calculation of Adjusted EBITDA Margin from Continuing and Discontinued Operations is provided in the following table:

(amounts in thousands)	Year Ended December 31, 2024
Adjusted EBITDA from Continuing and Discontinued Operations	$374,373

Revenues	$3,646,341
Less: Reimbursable expenses(k)	526,089
Total revenues net of reimbursable expenses	$3,120,252

Adjusted EBITDA Margin from Continuing and Discontinued Operations	12.0%

A reconciliation of ACE (Advantage Cash Earnings) to Net loss is provided in the following table:

(in thousands)	Year Ended December 31, 2024
Net loss	$(324,770)
Add:
Interest expense, net	146,840
Benefit from income taxes	(21,469)
Depreciation and amortization	209,248
Impairment of goodwill and indefinite-lived assets	275,170
(Gain) loss on divestitures	(95,099)
Change in fair value of warrant liability	(584)
Equity-based compensation of Karman Topco L.P. (b)	723
Fair value adjustments related to contingent consideration related to acquisitions (c)	1,678
Acquisition and divestiture related expenses (d)	4,369
Restructuring expenses (e)	30,051
Reorganization expenses (f)	98,335
Litigation (recovery) expenses (g)	(1,940)
Costs associated with the Take 5 Matter, net of (recoveries) (i)	1,845
EBITDA for economic interests in investments (j)	19,882
Less:
Capital charge(l)	60,269
Advantage Cash Earnings	$284,010

(a) Represents non-cash compensation expense related to performance stock units, restricted stock units, and stock options under the 2020 Advantage Solutions Incentive Award Plan and the Advantage Solutions 2020 Employee Stock Purchase Plan.

(b) Represents expenses related to (i) equity‑based compensation expense associated with grants of Common Series D Units of Topco made to one of the Sponsors of Advantage and (ii) equity‑based compensation expense associated with the Common Series C Units of Topco.

(c) Represents adjustments to the estimated fair value of our contingent consideration liabilities related to our acquisitions for the applicable periods.

(d) Represents fees and costs associated with activities related to our acquisitions, divestitures, and related reorganization activities, including professional fees, due diligence and integration activities.

(e) Restructuring charges including programs designed to integrate and reduce costs intended to further improve efficiencies in operational activities and align cost structures consistent with revenue levels associated with business changes. Restructuring expenses include costs associated with the 2024 Voluntary Early Retirement Plan and special termination benefits associated with the 2024 Reduction in Force and other optimization initiatives.

(f) Represents fees and costs associated with various internal reorganization activities, including professional fees, lease exit costs, severance, and nonrecurring compensation costs.

(g) Represents legal settlements, reserves, and expenses that are unusual or infrequent costs associated with our operating activities.

(h) Represents (i) costs related to implementation of strategies for workplace safety in response to COVID‑19, including employee-relief fund, additional sick pay for front‑line teammates, medical benefit payments for furloughed teammates, and personal protective equipment; and (ii) benefits received from government grants for COVID‑19 relief.

(i) Represents cash receipts from an insurance policy for claims related to the Take 5 Matter and costs associated with investigation and remediation activities related to the Take 5 Matter, primarily, professional fees and other related costs.

(j) Represents additions to reflect our proportional share of Adjusted EBITDA from Continuing and Discontinued Operations related to our equity method investments and reductions to remove the Adjusted EBITDA from Continuing and Discontinued Operations related to the minority ownership percentage of the entities that we fully consolidate in our financial statements.

(k) Represents costs that are paid by our clients, including media, sample, retailer fees and other marketing production costs.

(l) Represents 10% of the average working capital balance for the fiscal years ended December 31, 2024 and 2023.

Advantage Solutions

P.O. BOX 8016, CARY, NC 27512-9903

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Advantage Solutions Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 4, 2025

Wednesday, May 28, 2025 12:00 PM, Central Time

Annual meeting to be held via the internet- please visit www.proxydocs.com/ADV for more details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 12:00 PM, Central Time, May 28, 2025.

Internet:
www.proxypush.com/ADV
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-844-325-1107
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/ADV

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints David Peacock and Christopher Growe (the "Named Proxies") and each of them, as the true and lawful attorneys of the undersigned, each with full power of substitution and revocation, and authorizes each of them to vote all the shares of capital stock of Advantage Solutions Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in each of their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion each of the Named Proxies is authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Advantage Solutions Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect five Class II directors from the nominees described in the proxy statement;				
		FOR	WITHHOLD		
	1.01 James M. Kilts	☐	☐		**FOR**
	1.02 Jody L. Macedonio	☐	☐		**FOR**
	1.03 Robin Manherz	☐	☐		**FOR**
	1.04 Adam Nebesar	☐	☐		**FOR**
	1.05 Deborah Poole	☐	☐		**FOR**
		FOR	AGAINST	ABSTAIN	
2.	To ratify the appointmnet of PricewaterhouseCoopers LLP as Advantege Solution Inc.'s independent registered public accouting firm for the fiscal year ending December 31, 2025.	☐	☐	☐	**FOR**
3.	To approve, on a advisory (non-binding) basis, the compensation of Advantage Solution Inc.'s named executive officers.	☐	☐	☐	**FOR**

You must register to attend the meeting online and/or participate at www.proxydocs.com/ADV

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date